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                                                                     EXHIBIT 2.1


                              TRANSACTION AGREEMENT

                          DATED AS OF NOVEMBER 1, 2000


                                 BY AND BETWEEN


                    LOCKHEED MARTIN CANADA INC. (LM CANADA),


                  ILLINOIS SUPERCONDUCTOR CORPORATION (PARENT)


                                       AND


                ILLINOIS SUPERCONDUCTOR CANADA CORPORATION (ISC)


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                                    EXHIBITS


EXHIBIT A         Definitions

EXHIBIT B         Representations and Warranties of LM Canada

EXHIBIT C         Representations and Warranties of ISC

EXHIBIT D         Employees and Employee Benefit Matters

EXHIBIT E         Form of Opinion of Counsel to LM Canada

EXHIBIT F         Form of Opinion of Counsel to ISC and Parent



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                                   ATTACHMENTS



ATTACHMENT I      Assignment and Assumption Agreement

ATTACHMENT II     ANF Assignment Agreement

ATTACHMENT III    Limited Noncompetition Agreement

ATTACHMENT IV     Sublease Assignment

ATTACHMENT V      Registration Rights Agreement

ATTACHMENT VI     Patent Assignment Agreement

ATTACHMENT VII    Licensed Intellectual Property

ATTACHMENT VIII   Financial Statements


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                              TRANSACTION AGREEMENT

         This Transaction Agreement (together with the Exhibits, Schedules and Attachments hereto, this "Agreement") is made as of the 1st day of November, 2000, by and among LOCKHEED MARTIN CANADA INC., a Canadian corporation ("LM Canada"), ILLINOIS SUPERCONDUCTOR CANADA CORPORATION, a Canadian corporation ("ISC") and ILLINOIS SUPERCONDUCTOR CORPORATION, a Delaware corporation ("Parent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, LM Canada, through the Lockheed Martin Canada Wireless Communications Business Unit, is engaged in the Adaptive Notch Filter Business as hereinafter defined (the "Business");

         WHEREAS, subsequent to the execution and delivery of this Agreement and simultaneously with the Closing, LM Canada desires to sell all of the assets set forth on Schedule A that are currently used in the Business, subject to certain liabilities set forth on Schedule B, to ISC in exchange for the Purchase Price (as defined below), and ISC desires to purchase such assets and assume such liabilities; and

         WHEREAS, following the transactions contemplated by the foregoing recitals, LM Canada and ISC desire to enter into certain agreements and arrangements ancillary to such transactions.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, the parties agree as follows:

                             ARTICLE I DEFINITIONS

         Section 1.01 Definitions. Capitalized terms used in this Agreement shall have the meanings specified in this Agreement or in Exhibit A.

                      ARTICLE II TRANSACTIONS AND CLOSING

         Section 2.01 Transfer of Transferred Assets. Upon the terms and subject to the conditions set forth in this Agreement, the parties agree that at the Closing (as defined below), among other things:

         (a) LM Canada will sell, transfer and assign the Transferred Assets to ISC, free and clear of all Liens (other than Permitted Liens), and ISC will purchase and acquire the Transferred Assets and assume and agree to pay, satisfy and discharge all of the Assumed Liabilities.

         (b) LM Canada and ISC will enter into an Assignment and Assumption Agreement in substantially the form of Attachment I;

         (c) LM Canada and ISC will enter into an ANF Assignment Agreement in substantially the form of Attachment II;


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         (d) LM Canada and ISC will enter into a Limited Noncompetition
Agreement in substantially the form of Attachment III;

         (e) ISC will assume the existing sublease pursuant to the Sublease Assignment in substantially the form of Attachment IV;

         (f) LM Canada and ISC will enter into a Registration Rights Agreement in substantially the form of Attachment V; and

         (g) LM Canada and ISC will enter into a Patent Assignment Agreement in substantially the form of Attachment VI.

         Section 2.02 Purchase Price. The purchase price shall be 2,500,000 common stock shares of Parent (the "Purchase Price"), which shall be "restricted securities" as defined under Rule 144 promulgated under the Securities Act (as defined below) and, to the extent of any sale by LM Canada in Canada, will be subject to resale restrictions under the Securities Act (Ontario). The shares will be registered for resale in accordance with the provisions of the Registration Rights Agreement between the parties in substantially the form of Attachment V.

         Section 2.03 Closing. The closing (the "Closing") of the Contemplated Transactions shall take place at the offices of King & Spalding, 1730 Pennsylvania Avenue, N.W., Washington, D.C. 20006, on November 21, 2000; provided, however, that if all of the conditions to Closing set forth in Article X have not been satisfied (or waived) as of that date and if closing on that date therefore would be impractical, the Closing shall take place on the fifth Business Day following the satisfaction or waiver (by the party entitled to waive the condition) of all conditions to the Closing set forth in Article X, or at such other time and place as the parties to this Agreement may agree. The Closing will be deemed to occur at 11:59 p.m. on the Closing Date.

         Section 2.04 Contribution of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Transferred Assets or any claim, right or benefit thereunder if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way would adversely affect the rights of LM Canada or ISC thereunder. LM Canada will use commercially reasonable efforts to obtain the consent of the other parties to the transfer of any such asset or any claim, right or benefit thereunder as ISC may reasonably request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of LM Canada or ISC thereunder or ISC would not in fact receive all such rights, the parties will cooperate in a mutually agreeable arrangement under which ISC would obtain the benefits thereunder in accordance with the intent of this Agreement, including a trust, subcontracting, sub-licensing or sub-leasing to ISC, or under which LM Canada would enforce for the benefit of ISC any and all rights of LM Canada against a third party thereto. LM Canada shall promptly pay to ISC all monies received by LM Canada in respect of any asset or any claim or right or benefit arising thereunder. In the case of any such trust, subcontracting, sub-licensing, subleasing or similar arrangement, ISC shall indemnify, defend and hold LM Canada and its Affiliates harmless from and against any and all Damages arising out of or relating to the performance of such Contracts from and after the Closing Date.



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            ARTICLE III REPRESENTATIONS AND WARRANTIES OF LM CANADA

         Section 3.01 Representations and Warranties of LM Canada. LM Canada represents and warrants to ISC as set forth in Exhibit B.

         ARTICLE IV REPRESENTATIONS AND WARRANTIES OF ISC AND PARENT

         Section 4.01 Representations and Warranties of ISC and Parent. ISC and Parent, jointly and severally, represents and warrants to LM Canada as set forth in Exhibit C.

                ARTICLE V COVENANTS AND AGREEMENTS OF LM CANADA

         Section 5.01 Conduct of Business. Except with the written consent of ISC (which consent shall not be unreasonably withheld or delayed), as otherwise provided in this Agreement, as set forth on Schedule 5.01, as permitted below or required by Applicable Law, or in accordance with the terms and conditions of Contracts in existence on the date of this Agreement, from the date of this Agreement until the Closing Date, LM Canada shall conduct the Business in all material respects in accordance with the historical and customary operating practices relating to the conduct of the Business and shall use reasonable commercial efforts to preserve intact the Business and the relationships of LM Canada with third parties in connection with the Business. LM Canada shall not, without the written consent of ISC and except for performance of its obligations under the Bell Mobility Contract in accordance with the terms thereof and in a manner consistent with LM Canada's customary and historical practices:

         (a) make a material change in financial or tax accounting methods, principals or practices, including changes to accounts receivable and accounts payable practices;

         (b) hire, terminate, engage or otherwise change the status of any employee, agent or consultant of the Business or otherwise make any change in employment practices with regard to the Transferred Employees, including increasing salaries, awarding bonuses, or terminating employment;

         (c) incur any liability, issue any debt securities or undertake any obligation that would constitute an Assumed Liability; make, create, incur, assume or suffer any Lien on the Transferred Assets or Licensed Intellectual Property; or assume, guarantee, endorse or otherwise as an accommodation become responsible for the liabilities, debts or obligations of any Person to the extent the same would constitute an Assumed Liability;

         (d) sell, transfer or assign, make any assignment, grant any license, or otherwise encumber, any of the Transferred Assets or the Intellectual Property; or

         (e) take any action or fail to take any action that would result in the representation and warranties of LM Canada set forth in Article III to become untrue or inaccurate.

         Section 5.02  Access to Information; Confidentiality.

         (a) Except as may be necessary to comply with any Applicable Laws and subject to any applicable privileges (including, without limitation, the attorney-client and work product



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privileges, it being understood and agreed that LM Canada hereby represents that there is no such undisclosed privileged information that is material to the Business), from the date of this Agreement until the Closing Date, LM Canada shall (i) give ISC and its Representatives reasonable access to the records relating to the Business during normal business hours and upon reasonable prior notice, (ii) give ISC and its Representatives reasonable access to any facilities the possession of which will be transferred to ISC at Closing during normal business hours and upon reasonable prior notice for the purpose of ISC's conduct of documentary diligence and physical inspection, (iii) furnish to ISC and its Representatives such financial and operating data and other information relating to the Business as ISC may reasonably request and (iv) instruct the employees and Representatives of LM Canada to provide reasonable cooperation to ISC in its investigation of the Business; provided however that no such access, information or cooperation shall in any way constitute a waiver of, or otherwise effect in any manner the representations and warranties of LM Canada made herein or in connection herewith. Without limiting the generality of the foregoing, subject to the limitations set forth in the first sentence of this Section 5.02(a), from the date of this Agreement to the Closing Date LM Canada shall (i) use reasonable commercial efforts to enable ISC and its Representatives to conduct, at ISC's expense, business and financial reviews, investigations and studies as to the operation of the Business, including any tax, operating or other efficiencies that may be achieved and (ii) give ISC and its Representatives access upon reasonable request to information relating to the Business of the type and with the same level of detail as in the ordinary course of business currently is being made available to the general manager of the Business. Notwithstanding the foregoing, neither ISC nor its Representatives shall have access to personnel records of LM Canada relating to individual performance or evaluation records, medical histories or other information that in LM Canada's good faith opinion is sensitive or the disclosure of which could subject LM Canada or any of its Affiliates to risk of liability (it being understood and agreed that LM Canada hereby represents that there is no such undisclosed information which is material to the Business).

         (b) LM Canada agrees that all information provided or otherwise made available in connection with the Contemplated Transactions to LM Canada or any of its respective Representatives shall be treated as if provided under the Confidentiality Agreement (whether or not the Confidentiality Agreement is in effect or has been terminated). The Confidentiality Agreement shall continue to apply in accordance with its terms following the Closing. For a period of two years after the Closing, LM Canada shall keep secret and hold confidential in accordance with its customary practices all confidential information that constitutes part of the Transferred Assets. Nothing in this Section 5.02(b), however, shall limit or otherwise restrict the applicability of any other confidentiality or similar provisions included in the Transaction Documents. If this Agreement is terminated without completion of the Contemplated Transactions, all documents, work papers and other written materials obtained from ISC or Parent in connection with this Agreement shall be promptly returned by LM Canada to ISC or Parent.

         Section 5.03 Provision and Preservation of and Access to Certain Information; Cooperation. From and after the Closing Date and subject to any applicable privileges (including, without limitation, the attorney-client and work-product privileges), LM Canada shall, at ISC's or Parent's expense, afford ISC, Parent and their Representatives reasonable access upon reasonable prior notice during normal business hours, to all employees, offices,



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properties, agreements, records, books and affairs of the Business not transferred to ISC, and provide copies of such information concerning the Business as ISC or Parent may reasonably request in connection with the preparation of any Tax Returns, in connection with any judicial, quasi-judicial, administrative, Tax, audit or arbitration proceeding, in connection with the preparation of any financial statements or reports and in connection with the defense or prosecution of any claims or allegations that relate to Transferred Assets or Assumed Liabilities.

         Section 5.04 Non-Solicitation of Employees. From and after the date of this Agreement until the second anniversary of the Closing Date, LM Canada shall not, without prior written approval of ISC, directly or indirectly solicit any individual who is a Transferred Employee of ISC or any of its Subsidiaries at any time on or after the date of this Agreement to terminate his or her employment with ISC or its Subsidiaries; provided, however, that the foregoing shall not apply to individuals hired as a result of the use of an independent employment agency (so long as the agency was not directed to solicit a particular individual or a class of individuals that could be satisfied by employees of ISC or any of its Subsidiaries) or as a result of the use of a general solicitation (such as a newspaper advertisement) not specifically directed to employees of ISC or any of its Subsidiaries.

         Section 5.05 Exclusivity. Until the earlier of Closing or termination of this Agreement, LM Canada shall not, and shall cause its Affiliates, officers, partners, directors, employees, representatives and agents not to, directly or indirectly, solicit, initiate, engage or participate in discussions or negotiations with, or provide any information to, any Person other than Parent, ISC and their Affiliates (an "Alternative Party") in connection with any exchange offer, merger, consolidation, sales of substantial or material assets, sale of securities, liquidation, dissolution or similar transactions involving the Business (such proposals, announcements or transactions being referred to herein as "Acquisition Proposals"). LM Canada shall notify ISC and Parent of any inquiry with respect to any Acquisition Proposal it may receive, but shall not be obligated to provide any terms or conditions of such Acquisition Proposal. LM Canada shall promptly terminate any discussions, negotiations and the providing of information to any Alternative Party with which it has previously been discussing or negotiating an Acquisition Proposal and use its reasonable efforts to obtain all information previously provided to such Alternative Party.

             ARTICLE VI COVENANTS AND AGREEMENTS OF ISC AND PARENT

         Section 6.01 Confidentiality. ISC and Parent agree that all information provided or otherwise made available in connection with the Contemplated Transactions to ISC, Parent or any of their respective Representatives shall be treated as if provided under the Confidentiality Agreement (whether or not the Confidentiality Agreement is in effect or has been terminated). The Confidentiality Agreement shall continue to apply in accordance with its terms following the Closing. Nothing in this Section 6.01, however, shall limit or otherwise restrict the applicability of any other confidentiality or similar provisions included in the Transaction Documents. If this Agreement is terminated without completion of the Contemplated Transactions, all documents, work papers and other written materials obtained from LM Canada in connection with this Agreement shall be promptly returned by ISC to LM Canada.

         Section 6.02 Provision and Preservation of and Access to Certain Information; Cooperation. From and after the Closing Date and subject to any applicable privileges



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(including, without limitation, the attorney-client and work-product privileges), each of ISC and Parent shall, at LM Canada's expense, (i) afford LM Canada and its Representatives reasonable access upon reasonable prior notice during normal business hours, to all employees, offices, properties, agreements, records, books and affairs of the Business, and provide copies of such information concerning the Business as LM Canada may reasonably request in connection with the preparation of any Tax Returns, in connection with any judicial, quasi-judicial, administrative, Tax, audit or arbitration proceeding, in connection with the preparation of any financial statements or reports and in connection with the defense or prosecution of any claims or allegations that relate to or may relate to Excluded Assets or Excluded Liabilities and (ii) cooperate fully with LM Canada for any necessary purpose directly related in any way to the Business or CommSecurity, including, without limitation, the defense of or pursuit of any Excluded Liability, Excluded Asset or Indemnified Claim, or any claim or action that relates to an Excluded Liability, Excluded Asset or Indemnified Claim related in any way to the Business or CommSecurity.

         Section 6.03  Insurance.

         (a) ISC and Parent acknowledge and agree that as of the Closing Date, neither the Business, any property owned or leased by any of the foregoing nor any of the directors, officers, employees (including, without limitation, the Transferred Employees) or agents of any of the foregoing will be insured under any insurance policies maintained by LM Canada or any of its Affiliates, except
(i) in the case of certain claims made, to the extent that a claim has been reported as of the Closing Date, (ii) in the case of a policy that is an occurrence policy, to the extent the accident, event or occurrence that results in an insurable loss occurs prior to the Closing Date and has been, is or will be reported or noticed to the respective carrier by LM Canada in accordance with the requirements of such policies and (iii) as otherwise provided in Exhibit D or agreed to in writing by the parties. Except as otherwise provided in Exhibit D or as otherwise may be agreed to in writing by the parties, from and after the Closing Date, LM Canada and its Affiliates shall have no obligation of any kind to maintain any form of insurance covering the Business or all or any part of the Transferred Assets, the Licensed Intellectual Property or the Transferred Employees.

         (b) Parent shall cause ISC to, and ISC agrees that it will, for a period of three years commencing on the Closing Date, shall maintain insurance coverage (including, when commercially reasonable and except to the extent otherwise required by the lease underlying the Sublease Assignment, self insurance) of the types (including commercial general liability, workers compensation and casualty coverage) and with coverage amounts generally comparable to those provided by similarly-sized companies in the industry.

         (c) Use of Intellectual Property. ISC and Parent acknowledge and agree that except for Intellectual Property which constitutes a Transferred Asset, ISC is not obtaining any rights in or to use any Intellectual Property owned by LM Canada or its Affiliates ("Excluded Intellectual Property"). ISC and Parent further acknowledge and agree that notwithstanding any provision to the contrary in the Transaction Documents, ISC shall not use the words "Lockheed Martin Corporation," "Lockheed Martin Canada Inc." or any derivatives, translations or transliterations of either of the foregoing or any trademark, logo or trade name of LM Canada or any Affiliate of LM Canada, or trademarks, logos or trade names that are confusingly similar thereto or related



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thereto or that are a translation or transliteration thereof into any language or alphabet. The provisions of this Section 6.04 shall survive the Closing indefinitely.

         Section 6.04 Discharge of Assumed Liabilities. From and after the Closing, Parent shall cause ISC to, and ISC shall promptly discharge all of the Assumed Liabilities in full and in accordance with their terms as the Assumed Liabilities shall become due and owing from time to time following Closing. The assumption by ISC and Parent of the Assumed Obligations shall not in any way expand the rights or remedies of any third party against ISC, Parent or LM Canada.

         Section 6.05 Termination of Certain Services. Upon Closing, ISC shall terminate all use by the Business of the internet and intranet (including the Lockheed Martin Network) web sites and electronic mail systems maintained by LM Canada and its Affiliates. In addition, ISC shall procure site licenses, listed on Schedule B.11, for any software which is licensed by LM Canada and does not constitute part of the Licensed Intellectual Property, which licenses shall be in force and effective as of the Closing. Nothing in this Agreement shall preclude ISC from negotiating, under an appropriate confidentiality obligation, with any third parties for any and all site licenses prior to the Closing.

         Section 6.06 Non-Solicitation of Employees. From and after the date of this Agreement until the second anniversary of the Closing Date, neither ISC nor Parent shall, without prior written approval of LM Canada, directly or indirectly solicit any individual who is an employee of LM Canada or any of its Subsidiaries at any time on or after the date of this Agreement to terminate his or her employment with LM Canada or its Subsidiaries; provided, however, that the foregoing shall not apply to individuals hired as a result of the use of an independent employment agency (so long as the agency was not directed to solicit a particular individual or a class of individuals that could be satisfied by employees of LM Canada or any of its Subsidiaries on the Closing Date) or as a result of the use of a general solicitation (such as a newspaper advertisement) not specifically directed to employees of LM Canada or any of its Subsidiaries, nor does this prohibition apply to any Active Employees.

              ARTICLE VII COVENANTS AND AGREEMENTS OF THE PARTIES

         Section 7.01 Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Laws to consummate the Contemplated Transactions. LM Canada and ISC shall execute and deliver such other documents, certificates, agreements, releases, assignments, instruments and other writings and to take such other actions as may be necessary or desirable to consummate or implement the Contemplated Transactions, including those necessary to effectuate completely the transfer and assignment to ISC of and vest fully in ISC title to the Transferred Assets free and clear of all Liens, except Permitted Liens.

         Section 7.02 Certain Filings; Consents. LM Canada, ISC and Parent shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of



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the Contemplated Transactions and (ii) subject to the terms and conditions of this Agreement, in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

         Section 7.03 Public Announcements. Prior to the Closing, LM Canada and Parent shall consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Contemplated Transactions and, except as may be required by Applicable Law or any listing agreement with any national or international securities exchange, shall not issue any such press release or make any such public statement prior to such consultation and written consent of each party. Notwithstanding the foregoing, no provision of this Agreement shall relieve Parent or LM Canada from any of its obligations under the Confidentiality Agreement, or terminate any of the restrictions imposed upon Parent or ISC under Section 6.01; provided, however, that LM Canada understands that Parent is a reporting company under the Exchange Act and as such will be required (and shall be permitted) to issue a press release and/or file certain disclosure documents regarding execution of this Agreement and other events arising from the Contemplated Transaction to the extent Parent determines the same are "material" within the meaning of the Exchange Act and interpretations thereof, subject to LM Canada's review of such proposed press release or disclosure document and ISC's good faith consideration of LM Canada's comments.

         Section 7.04  Licensed Intellectual Property.

         (a) ISC acknowledges and agrees that it shall hold all Licensed Intellectual Property subject to the License Agreement for Adaptive Notch Filter, dated July 13, 1998, and as amended on September 14, 2000, between Her Majesty the Queen in Right of Canada and LM Canada.

         (b) ISC further acknowledges and agrees that the assignment of Licensed Intellectual Property to ISC shall not affect the right of LM Canada and its Affiliates to use, disclose or otherwise freely deal with any know-how, trade secrets and other technical information not constituting Licensed Intellectual Property or Transferred Assets.

         Section 7.05 HSR Act/Competition Act. LM Canada, ISC and Parent shall take all actions necessary or appropriate to cause the prompt expiration or termination of any applicable waiting period under the HSR Act (or any similar applicable requirements of the Canadian Competition Act) in respect of the Contemplated Transactions, including, without limitation, complying as promptly as practicable with any requests for additional information.

         Section 7.06 GST Legislation. The parties agree to elect, by completing at or prior to the Closing Date all required forms and documents in such manner as is prescribed, that no tax be payable pursuant to the GST Legislation with respect to the sale under this Agreement. Parent shall cause ISC to, and ISC will, file an election pursuant to the GST Legislation, made jointly by the parties, in compliance with the requirements of the GST Legislation.

         Section 7.07 Financial Statement Audit. LM Canada shall provide Parent within 60 days after the Closing with such financial statements relating to the Business, the Transferred Assets and the Assumed Liabilities as may be required by Rule 3-05 or Article 11 of Regulation



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S-X promulgated under the Securities Act and the Exchange Act, in connection with the preparation and filing of any registration statement or periodic report by Parent (or its successors) pursuant to the Securities Act or the Exchange Act, including, without limitation opinions thereon of independent public accountants and consents thereof as required by the Securities Act or the Exchange Act or the rules and regulations thereunder. Such financial statements shall be prepared by a "Big Five" accounting firm mutually agreeable to Parent and LM Canada and all accounting fees generated by such accountant in connection with the preparation of such audited financial statements shall be paid by LM Canada.

              ARTICLE VIII EMPLOYEES AND EMPLOYEE BENEFIT MATTERS

         Section 8.01 Employees and Employee Benefit Matters. The parties agree as to employee and employee benefit matters as set forth in Exhibit D.

                             ARTICLE IX TAX MATTERS

         Section 9.01 Purchase Price Allocation. The Purchase Price shall be allocated among the Transferred Assets as set out in Schedule 9.01 hereof. LM Canada, ISC and Parent agree that the amounts attributed to the Transferred Assets are the respective fair market values thereof, and shall file in mutually agreeable form all elections or statements required or desirable under the Canadian Income Tax Act or the United States Internal Revenue Code of 1986, as amended, in respect of the foregoing allocations.

                        ARTICLE X CONDITIONS TO CLOSING

         Section 10.01 Conditions to the Obligations of Each Party. The obligations of LM Canada, Parent and ISC to consummate the Closing are subject to the satisfaction (or waiver) of the following conditions:

                    (i) any applicable waiting period under the HSR Act relating to the Contemplated Transactions shall have expired or been terminated and the parties shall have complied with any applicable provisions of the Canadian Competition Act;

                    (ii) no provision of any Applicable Law and no judgment, injunction, order or decree shall prohibit the Closing, and no action or proceeding shall be pending before any court, arbitrator or Governmental Authority with respect to which counsel reasonably satisfactory to LM Canada and ISC shall have rendered a written opinion that there is a substantial likelihood of a determination that would prohibit the Closing;

                    (iii) all actions by or in respect of or filings with any
                  Governmental Authority required to permit the consummation of the Closing shall have been obtained or made; and

                    (iv) Subject in each case to Section 10.05, LM Canada shall have obtained (i) Bell Mobility's consent to assign the Partnership Agreement and the Product Purchase Agreement (as defined in Schedule B.10) and Bell Mobility's



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                  acknowledgment that the products to be sold under the Product
                  Purchase Agreement will be manufactured under subcontract and that the ISO 9002 qualification of the subcontractor will satisfy the requirement of ISO 9001 qualification under the Product Purchase Agreement, and (ii) the consent from the Solicitor General to the ANF Assignment Agreement and the Technical Services Agreement.

         Section 10.02 Conditions to Obligation of ISC and Parent. The obligations of ISC and Parent to consummate the Closing are subject to the satisfaction (or waiver by ISC and Parent) of the following further conditions:

         (a) (i) LM Canada shall have performed in all material respects all of its obligations under the Transaction Documents required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of LM Canada contained in the Transaction Documents without giving effect to any updated disclosure schedules pursuant to Section 10.04 shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date, as if made at and as of each such date, except that those representations and warranties which are by their express terms made as of a specific date shall be true and correct only as of such date, and (iii) ISC shall have received a certificate signed by an executive officer of LM Canada to the foregoing effect;

         (b) LM Canada shall have executed and delivered, on or before the Closing Date, the Transaction Documents that are required to be signed by LM Canada;

         (c) Each of the Transferred Employees shall have accepted offers of employment in the form proposed by ISC;

         (d) No Applicable Laws shall have been enacted, amended, promulgated or otherwise become effective that would prohibit or materially impair ISC's and/or Parent's ability to (i) utilize the Transferred Assets and Licensed Intellectual Property in the operation of the Business, (ii) utilize the Transferred Assets and Licensed Intellectual Property as currently contemplated, or (iii) own, take title to or enjoy the benefit of the Transferred Assets and Licensed Intellectual Property;

         (e) LM Canada shall have obtained and delivered to ISC a certificate under subsection 6(1) of the Retail Sales Tax Act (Ontario) in connection with the Contemplated Transactions from the Retail Sales Tax authorities in all jurisdictions where the Business is carried on or the Transferred Assets are located;

         (f) Receipt by ISC and Parent of an opinion of counsel (which may include in-house counsel) to LM Canada in form acceptable to ISC and Parent opining favorably as to the matters set forth on Exhibit E;

         (g) LM Canada shall have obtained (i) the consent of The Paul Revere Life Insurance Company for the Sublease Assignment and (ii) consents for the assignment of any material equipment leases and permits, to the extent transferable, as listed on Schedule 10.02 in form and substance satisfactory to ISC; and

         (h) Lockheed Martin shall assign to LM Canada all of its right, title and interest in and to U.S. Patent Application Ser. No. 09/301,477 filed on April 28, 1999, in a form reasonably acceptable to ISC.

         Section 10.03 Conditions to Obligation of LM Canada. The obligation of LM Canada to consummate the Closing is subject to the satisfaction (or waiver by LM Canada) of the following further conditions:

         (a) (i) ISC shall have performed in all material respects all of its obligations under the Transaction Documents required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of ISC contained in the Transaction Documents shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date, as if made at and as of each such date, except that those representations and warranties that are by their express terms made as of a specific date shall be true and correct only as of such date, and (iii) LM Canada shall have received a certificate signed by an executive officer of ISC to the foregoing effect;

         (b) ISC and/or Parent shall have tendered the Purchase Price as contemplated by Section 2.02(a);

         (c) ISC and Parent shall have executed and delivered, on or before the Closing Date, the Transaction Documents that are required to be signed by each of ISC and Parent;

         (d) ISC shall have received equity financing on commercially reasonable terms in the amount of not less than $4,000,000, or a firm commitment therefore on such terms and conditions as are reasonably satisfactory to LM Canada;

         (e) The fair market value of the common stock shares of Parent shall be at least $2.25 per share on the Closing Date (subject to adjustment in the event of a stock split, reorganization or similar event);

         (f) LM Canada and ISC will have entered into a Technical Services Agreement on terms and conditions reasonably satisfactory to LM Canada; and

         (g) Receipt by LM Canada of opinions of counsels to ISC and Parent in form acceptable to LM Canada opining favorably as to the matters set forth on Exhibit F.

         Section 10.04 Updated Disclosure Schedules. At any time prior to the Closing, LM Canada shall be entitled to deliver to ISC and Parent updates to or substitutions of the Disclosure Schedules provided that such updates or substitutions are clearly marked as such and are addressed to ISC at the address listed in Section 13.01. In the event that LM Canada delivers updated or substitute Disclosure Schedules on or after the third day before any scheduled closing date, ISC and Parent shall be entitled to extend the scheduled closing date to the fifth Business Day after it receives the updated or substitute Disclosure Schedules. The delivery by LM Canada of updated or substitute Disclosure Schedules shall not prejudice any rights of ISC and Parent under this Agreement, including, but not limited to, the right to claim that the representations and warranties of LM Canada, when and as made on the date of this Agreement, were untrue; provided, however, that if ISC decides not to assert any such claim and consummates the Closing, the updated or substitute Disclosure Schedules shall replace, in whole or in part as the case may be, the Disclosure Schedules previously delivered hereunder for all purposes but only to the extent such representation or warranty was not known by LM Canada to be untrue as of the date of this Agreement and such representation or warranty did not become untrue as a result of an intentional, unlawful or grossly negligent violation of the provisions of this Agreement.

         Section 10.05 Effect of Waiver. Any waiver by ISC or Parent of the conditions specified in clause (ii) of Section 10.02(a), and any waiver by LM Canada of the conditions specified in clause (ii) of Section 10.03(a), if made knowingly, shall also be deemed a waiver of any claim for Damages as the result of the matters waived; provided, however, that the provisions of this Section
10.05 shall not act as a waiver of (i) any untrue representation or warranty resulting from any intentional misrepresentation or omission or the intentional, unlawful or grossly negligent breach or violation of any of the covenants or agreements set forth in the Transaction Documents or (ii) any intentional, unlawful or grossly negligent breach or violation of the covenants or agreements set forth in the Transaction Documents.

                      ARTICLE XI SURVIVAL; INDEMNIFICATION

         Section 11.01 Survival. None of the representations, warranties, covenants or agreements of the parties contained in any Transaction Document or in any certificate or other writing delivered pursuant to any Transaction Document or in connection with any Transaction Document shall survive the Closing, except that:

                    (i) the representations and warranties of LM Canada in Sections B.01 and B.02 shall survive indefinitely;

                    (ii) the representations and warranties of LM Canada in Sections B.16 and B.18 shall survive until 30 days after the expiration of the applicable statute of limitations (or extensions or waivers thereof);

                    (iii) the representations and warranties of LM Canada in
                  Exhibit B and in any Transaction Document (other than those Sections of Exhibit B referenced in the preceding clauses (i) and (ii)), shall survive for a period of two years from the Closing Date;

                    (iv)  the representations and warranties of ISC in Sections
                  C.01 and C.02 shall survive indefinitely;

                    (v) the representations and warranties of ISC in Exhibit C and in any Transaction Document (other than those Sections of Exhibit C referenced in the preceding clause (iv)) shall survive for a period of two years from the Closing Date;

                    (vi) those covenants and agreements set forth in the Transaction Documents that, by their terms, are to have effect after the Closing Date shall survive for the period contemplated by the covenants and agreements, or if no period is expressly set forth, indefinitely; and

                    (vii) the right to bring a claim with respect to a breach or violation of covenants and agreements in the Transaction Documents that, by their terms, are to have effect on or prior to the Closing Date, but not thereafter, shall survive for a period of one year from the Closing Date.

The representations, warranties, covenants and agreements referenced in the preceding clauses (i) through (viii) are referred to herein as the "Surviving Representations or Covenants." With respect to this Agreement, it is understood and agreed that following the Closing the sole and exclusive remedies with respect to any breach of any representation, warranty, covenant or agreement set forth herein (other than with respect to a breach of the terms of a covenant or agreement, as to which ISC, Parent or LM Canada, as the case may be, shall be entitled to seek specific performance or other equitable relief) are the remedies expressly set forth in Article XI.

         Section 11.02  Indemnification.

         (a) Effective as of the Closing and subject to the limitations set forth in Section 11.04(a), ISC and Parent hereby, jointly and severally, indemnify LM Canada and its Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from any and all Damages incurred or suffered by any of them arising out of or related in any way to (i) any misrepresentation or breach of any Surviving Representation or Covenant made or to be performed by ISC and/or Parent pursuant to any of the Transaction Documents, (ii) except as otherwise contemplated by Exhibit D, any Assumed Liabilities (including, without limitation, ISC's and/or Parent's failure to perform or in due course pay or discharge any Assumed Liability),
(iii) the liabilities, responsibilities and obligations of ISC as reflected on Exhibit D or (iv) any liabilities or obligations, including, without limitation, Environmental Liabilities, to the extent arising in connection with or in any way relating to the conduct of Business after the Closing Date.

         (b) Effective as of the Closing and subject to the limitations set forth in Section 11.04(b), LM Canada hereby indemnifies ISC, Parent and their respective Affiliates and their respective directors, officers, employees and agents against, and agrees to hold them harmless from any and all Damages incurred or suffered by any of them arising out of or related in any way to (i) any misrepresentation or breach of any Surviving Representation or Covenant made or to be performed by LM Canada pursuant to any Transaction Document, (ii) any Excluded Liabilities (including, without limitation, LM Canada's (or any of its Affiliates) failure to perform or in due course pay or discharge any Excluded Liability), (iii) any liabilities or obligations including, without limitation, any Environmental Liabilities to the extent arising out of, relating to, based on or resulting from the operation of the Business or actions taken (or omissions), conditions existing or events occurring prior to Closing, except for Assumed Liabilities, (iv) any liability incurred in connection with the non-compliance with Bulk Sales Laws, or (v) the liabilities, responsibilities and obligations of LM Canada as reflected on Exhibit D.

         Section 11.03  Procedures.

         (a) If LM Canada or any of its Affiliates or any of their directors, officers, employees and agents, seek indemnification pursuant to Section 11.02(a), or if ISC, Parent or any of their

Affiliates or any of their respective directors, officers, employees and agents, seek indemnification pursuant to Section 11.02(b), the Person seeking indemnification (the "Indemnified Party") shall give written notice to the party from whom such indemnification is sought (the "Indemnifying Party") promptly (and in any event within 30 days) after the Indemnified Party (or, if the Indemnified Party is a corporation, any officer or employee of the Indemnified Party) becomes aware of the facts giving rise to such claim for indemnification (an "Indemnified Claim") specifying in reasonable detail the factual basis of the Indemnified Claim, stating the amount of the Damages, if known, the method of computation thereof, containing a reference to the provision of the Transaction Documents in respect of which such Indemnified Claim arises and demanding indemnification therefor. The failure of an Indemnified Party to provide notice in accordance with this Section 11.03 shall not constitute a waiver of that party's claims to indemnification pursuant to Section 11.02, except to the extent that (i) any such failure or delay in giving notice causes the amounts paid by the Indemnifying Party to be greater than they otherwise would have been or otherwise results in prejudice to the Indemnifying Party or
(ii) such notice is not delivered to the Indemnifying Party prior to the expiration of the applicable survival period set forth in Section 11.01. If the Indemnified Claim arises from the assertion of any claim, or the commencement of any suit, action, proceeding or Remedial Action brought by a Person that is not a party hereto (a "Third Party Claim"), any such notice to the Indemnifying Party shall be accompanied by a copy of any papers theretofore served on or delivered to the Indemnified Party in connection with such Third Party Claim. With respect to any Third Party Claim asserted or brought prior to the Closing Date, notice of such Third Party Claim shall be deemed to have been delivered on the Closing Date.

         (b) (i) Upon receipt of notice of a Third Party Claim from an Indemnified Party pursuant to Section 11.03(a), the Indemnifying Party will be entitled to assume the defense and control of such Third Party Claim subject to the provisions of this Section 11.03. After written notice by the Indemnifying Party to the Indemnified Party of its election to assume the defense and control of a Third Party Claim, the Indemnifying Party shall not be liable to such Indemnified Party for any legal fees or expenses subsequently incurred by such Indemnified Party in connection therewith. Notwithstanding anything in this
Section 11.03 to the contrary, if the Indemnifying Party does not assume defense and control of a Third Party Claim as provided in this Section 11.03, the Indemnified Party shall have the right to defend such Third Party Claim, subject to the limitations set forth in this Section 11.03, in such manner as it may deem appropriate. Whether the Indemnifying Party or the Indemnified Party is defending and controlling any such Third Party Claim, they shall select counsel, contractors, experts and consultants of recognized standing and competence, shall take all steps necessary in the investigation, defense or settlement thereof, and shall at all times diligently and promptly pursue the resolution thereof. The party conducting the defense thereof shall at all times act as if all Damages relating to the Third Party Claim were for its own account and shall act in good faith and with reasonable prudence to minimize Damages therefrom. The Indemnified Party shall, and shall cause each of its Affiliates, directors, officers, employees, and agents to, cooperate fully with the Indemnifying Party in connection with any Third Party Claim.

             (ii) The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claims, and the Indemnified Party shall consent to a settlement of, or the entry of any judgment arising from, such Third Party Claims; provided, that the Indemnifying Party shall (1) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness thereof; (2) shall not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to such Indemnified Party or to the conduct of that party's business; and (3) shall obtain, as a condition of any settlement or other resolution, a complete release of each Indemnified Party. Except to the extent of the foregoing, no settlement or entry of judgment in respect of any Third Party Claim shall be consented to by any Indemnifying Party or Indemnified Party without the express written consent of the other party.

         (c) If an Indemnifying Party makes any payment on an Indemnified Claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims or benefits of the Indemnified Party with respect to such claim.

         Section 11.04 Limitations. Notwithstanding anything to the contrary in this Agreement, except the provisions of Section 12.03, or in any of the Transaction Documents:

         (a) Except as set forth in Section 11.04(c) ISC and Parent, collectively, shall only have liability to LM Canada or any other Person hereunder with respect to the representations and warranties described in clause
(i) of Section 11.02(a), (y) to the extent that the aggregate Damages of the Indemnified Party as a result thereof are not greater than an amount equal to $3,500,000 (it being understood that except as expressly provided in Section 11.04(c) ISC's maximum liability under Section 11.02(b)(i) with respect to representations and warranties and this Section 11.04(b) shall be an amount equal to $3,500,000) and (z) if such matters were the subject of a written notice given by the Indemnified Party pursuant to Section 11.03(a) within the period following the Closing Date specified for each respective matter in
Section 11.01.

         (b) Except as set forth in Section 11.04(c) LM Canada shall only have liability to ISC, Parent or any other Person hereunder with respect to the representations and warranties described in clause (i) of Section 11.02(b), (y) to the extent that the aggregate Damages of all Indemnified Parties as the result thereof exceed $100,000 but are not greater than an amount equal to $3,500,000 (it being understood that except as expressly provided in this Section 11.04(b) LM Canada's maximum liability under Section 11.02(b)(i) with respect to representations and warranties and this Section 11.04(b) shall be an amount equal to $3,500,000) and (z) if such matters were the subject of a written notice given by the Indemnified Party pursuant to Section 11.03(a) within the period following the Closing Date specified for each respective matter in Section 11.01.

         (c) The limitations set forth in this Section 11.04 shall in no way limit the liability of any party hereto with respect to any representation or warranty which was known by such party to be untrue as of the date of this Agreement or which became untrue as a result of an unlawful, grossly negligent or intended violation of the provisions of this Agreement by such party or any of its Affiliates.

                            ARTICLE XII TERMINATION

         Section 12.01 Termination. The Transaction Documents may be terminated at any time prior to the Closing:

                    (i) by mutual written agreement of LM Canada, ISC and Parent;

                    (ii) by LM Canada or ISC if the Closing shall not have been consummated by December 31, 2000; provided, however, that none of LM Canada, ISC or Parent may terminate the Transaction Documents pursuant to this clause (ii) if the Closing shall not have been consummated by December 31, 2000, by reason of the failure of such party or any of its Affiliates to perform in all material respects any of its or their respective covenants or agreements contained in the Transaction Documents or as a result of any representation or warranty made by such party being untrue; and

                    (iii) by either LM Canada or ISC and/or Parent if there
                  shall be any Applicable Law or regulation that makes consummation of the Contemplated Transactions illegal or otherwise prohibited or if consummation of the Contemplated Transactions would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction; provided, however, that a party may not terminate the Transactions Documents pursuant to this clause (iii) to the extent that the basis for termination pursuant to this clause (iii) results from an intentional, unlawful or grossly negligent breach or violation of any of the agreements or covenants set forth in the Transaction Documents or is contradictory to any representation or warranty set forth in any of the Transaction Documents.

Any party desiring to terminate this Agreement pursuant to this Section 12.01 shall give written notice of such termination to the other parties to this Agreement.

         Section 12.02 Effect of Termination. If this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of any party (or any Affiliate of such party stockholder, director, officer, employee, agent, consultant or Representative of such party) to any other party to this Agreement; provided, however, that, notwithstanding the provisions of
Section 11.04, if the Contemplated Transactions fail to close as a result of a breach of the provisions of any Transaction Document by LM Canada or ISC, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of all such breaches if the other party is ready, willing and able to otherwise satisfy in all material respects its obligations under the Transaction Documents. Notwithstanding the foregoing, the provisions of Sections 5.02(b), 6.01, and 13.03, Article XI and this Section 12.02 shall survive any termination hereof pursuant to Section 12.01.

                           ARTICLE XIII MISCELLANEOUS

         Section 13.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given, if to LM Canada:

         Lockheed Martin Canada Inc.

         3001 Solandt Road

         Kanata, Ontario

         Canada  K2K 2M8

         Attention:  Michael Dunn

                  Vice President, Finance and Chief Financial Officer

         Telecopy:  (613) 599-3503

with a copy to:

         Lockheed Martin Corporation

         Legal Department

         6801 Rockledge Drive

         Bethesda, MD  20817

         Attention:  Frank H. Menaker, Esq.

         Telecopy:  (301) 897-6587

and

         King & Spalding

         1730 Pennsylvania Avenue, N.W.

         Washington, D.C.  20006

         Attention:  David A. Gibbons, Esq.

         Telecopy:  (202) 626-3737

if to Parent and/or ISC:

         Illinois Superconductor Corporation

         451 Kingston Court

         Mount Prospect, IL  60056

         Attention:  Charles Willes, Chief Financial Officer

         Telecopy:   (847) 391-5015

and

         Illinois Superconductor Corporation
         c/o Elliott Associates
         712 Fifth Avenue
         New York, New York  10019
         Attention:  Mark Brodsky
         Telecopy:  (212) 974-2092


with a copy to:

         Sonnenschein Nath & Rosenthal

         8000 Sears Tower

         Chicago, Illinois 60606

         Attention:  Andrew L. Weil, Esq.

         Telecopy:  (312) 876-7934

or to such other address or telecopy number and with such other copies, as such party may hereafter specify by notice to the other parties. Each such notice, request or other communication shall be effective when actually received.

         Section 13.02  Amendments; Waivers.

         (a) Subject to the provisions of Section 10.05, any provision of the Transaction Documents may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by LM Canada, ISC and Parent, or in the case of a waiver, by the party or parties against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege under any Transaction Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 13.03 Expenses. Except as otherwise provided in the Transaction Documents and as set forth in the following sentence, all costs and expenses incurred in connection with the Transaction Documents shall be paid by the party incurring such cost or expense. If applicable, LM Canada and ISC or Parent shall each pay one-half of any sales or transfer taxes arising in connection with the Contemplated Transactions.

Section 13.04 Successors and Assigns. The provisions of the Transaction Documents shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party. Notwithstanding the foregoing, LM Canada may assign all or any portion of its rights (but not obligations) under the Transaction Documents to another, direct or indirect, subsidiary of LM Canada, without the consent of ISC.

         Section 13.05 Disclosure. Certain information set forth in the Disclosure Schedules has been included and disclosed solely for informational purposes and may not be required to be disclosed pursuant to the terms and conditions of the Transaction Documents. The disclosure of any such information shall not be deemed to constitute an acknowledgment or agreement that the information is required to be disclosed in connection with the representations and warranties made in the Transaction Documents or that the information is material, nor shall any information so included and disclosed be deemed to establish a standard of materiality or otherwise used to determine whether any other information is material. The information disclosed in any section of the Disclosure Schedule shall be deemed to relate solely to the section of Article III of the Agreement (the "Seller's Representations and Warranties") which such section references and shall not be deemed made for other sections of the Seller's Representations and Warranties to which such disclosure may apply unless (i) it is readily apparent that such information is clearly applicable to another section of the Seller's Representations and Warranties or (ii) such disclosure is cross-referenced in the Disclosure Schedule(s) relating to such other section(s), and, in each such case, only to the extent that the applicable information or risk is described.

         Section 13.06 Construction. As used in the Transaction Documents, (i) any reference to the masculine, feminine or neuter gender shall include all genders, the plural shall include the singular, and the singular shall include the plural and (ii) the word "including" shall mean "including, without limitation" and thus be an expression of example and not of limitation. With regard to each and every term and condition of the Transaction Documents, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of the Transaction Documents.

         Section 13.07  Entire Agreement.

         (a) The Transaction Documents and any other agreements contemplated thereby (including, to the extent contemplated herein, the Confidentiality Agreement) constitute the entire agreement among the parties with respect to the subject matter of such documents and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter thereof.

         (b) The parties hereto acknowledge and agree that no representation, warranty, promise, inducement, understanding, covenant or agreement has been made or relied upon by any party hereto other than those expressly set forth in the Transaction Documents. Without limiting the generality of the disclaimer set forth in the preceding sentence, (i) neither LM

Canada nor any of its Affiliates has made or shall be deemed to have made any representations or warranties, in any presentation or written information relating to the Business given or to be given in connection with the Contemplated Transactions, in any filing made or to be made by or on behalf of LM Canada or any of its Affiliates with any Governmental Authority, and no statement, made in any such presentation or written materials, made in any such filing or contained in any such other information shall be deemed a representation or warranty hereunder or otherwise and (ii) LM Canada expressly disclaims any implied warranties, including but not limited to warranties of fitness for a particular purpose and warranties of merchantability. ISC and Parent acknowledge that LM Canada has informed it that no Person has been authorized by LM Canada or any of its Affiliates to make any representation or warranty in respect of the Business or in connection with the Contemplated Transactions, unless in writing and contained in this Agreement or in any of the Transaction Documents to which they are a party.

         (c) Except as expressly provided herein or in any other Transaction Document, no Transaction Document or any provision thereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 13.08 Governing Law. Except as otherwise provided in any of the Transaction Documents, this Agreement and the other Transaction Documents shall be construed in accordance with and governed by the law of the State of Delaware, United States (without regard to the choice of law provisions thereof).

         Section 13.09 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

         Section 13.10 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, any of the Transaction Documents or the Contemplated Transactions shall be brought in the United States District Court for the District of Delaware (or, if subject matter jurisdiction is unavailable, any of the state courts of the State of Delaware), and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate court) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 13.01, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

         Section 13.11 Severability. Any provision of the Transaction Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Transaction Documents or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent any provision of the Transaction Documents is determined to be prohibited or unenforceable in any jurisdiction, the parties agree to use reasonable commercial efforts to substitute one or more valid, legal and enforceable provisions that, insofar as practicable, implement the purposes and intent of the prohibited or unenforceable provision.

         Section 13.12 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         Section 13.13 Bulk Sales. ISC and Parent hereby waive compliance by LM Canada, in connection with the Contemplated Transactions, with the provisions of any bulk sales laws of any provinces, states or jurisdictions in Canada (including the Bulk Sales Act (Ontario)) or the United States where any of the Transferred Assets are located, and any other applicable bulk sales or similar laws with respect to or requiring notice to LM Canada's creditors, as the same may be in effect on the date of such contribution or transfer, as the case may be (collectively, "Bulk Sales Laws").

         Section 13.14 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in U.S. Dollars.

         IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.

                                     LOCKHEED MARTIN CANADA INC.


                                     By: /s/ DANIEL SPOOR
                                        ---------------------------------------
                                         Name: Daniel Spoor
                                         Title: President


                                     ILLINOIS SUPERCONDUCTOR CORPORATION


                                     By: /s/ GEORGE CALHOUN
                                        ---------------------------------------
                                         Name:  George Calhoun
                                         Title: Chief Executive Officer


                                     ILLINOIS SUPERCONDUCTOR CANADA CORPORATION


                                     By: /s/ GEORGE CALHOUN
                                        ---------------------------------------
                                         Name:  George Calhoun
                                         Title: Chief Executive Officer

                                                                       EXHIBIT A
                                   DEFINITIONS

(a)      The following terms have the following meanings:

         "Adaptive Notch Filter Business" means the business conducted by the ANF Business Unit of LM Canada which designs, manufactures and will sell, service and provide after-sales support for a terrestrial based, intelligent interference analysis and suppression product for the digital wireless telecommunications industry based on an analog adaptive notch filter approach which monitors and minimizes or removes the impact of narrow band interference on spread spectrum wireless systems and devices.

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of determining whether a Person is an Affiliate, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, contract or otherwise.

         "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person).

         "Assumed Liabilities" means the liabilities listed on Schedule B.

         "Benefit Arrangements" means all life and health insurance, hospitalization, retirement, savings, bonus, deferred compensation, incentive compensation, severance pay, disability and fringe benefit plans, holiday or vacation pay, profit sharing, seniority and other policies, practices, agreements or statements of terms and conditions providing employee or executive compensation or benefits to employees of the Business or any of their dependents, maintained by LM Canada or its Affiliates, other than an Employee Plan or Registered Pension Plan.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

         "Closing Date" means the date of the Closing.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "CommSecurity" means the business conducted by the Wireless Communications Business Unit of LM Canada which designs, manufactures, sells, services and provides after-sales support of covert surveillance wireless communication equipment for the government of Canada and for domestic and foreign law enforcement agencies specifically authorized, by the government of Canada, to receive that equipment and those services.

         "Confidentiality Agreement" means the letter agreements dated, May 24, 2000 by and between LM Canada and ISC, as the same has been or may be amended from time to time.

         "Contemplated Transactions" means the transactions contemplated by the Transaction Documents.

         "Contracts" means all contracts, agreements, leases (including leases of real property), licenses, commitments, sales and purchase orders, and other undertakings of any kind, whether written or oral, relating exclusively to the Business.

         "Damages" means all demands, claims, actions or causes of action, assessments, losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges and amounts paid in settlement, including, without limitation, reasonable costs, fees and expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents or representatives of such Person (with such amounts to be determined net of any resulting Tax benefit actually received or realized and net of any refund or reimbursement of any portion of such amounts actually received or realized, including, without limitation, reimbursement by way of insurance or third party indemnification), but specifically excluding, unless related to the intentional misconduct or fraud of the Indemnifying Party, (i) any costs incurred by or allocated to an Indemnified Party with respect to time spent by employees of the Indemnified Party or any of its Affiliates, (ii) any lost profits or opportunity costs (except to the extent assessed in connection with a third-party claim with respect to which the Person against which such damages are assessed is entitled to indemnification hereunder or pursuant to Section 12.02), or exemplary or punitive damages and (iii) the decrease in the value of any Transferred Asset or Licensed Intellectual Property to the extent that such valuation is based on any use of the Asset other than its use in the Business.

         "Designated Countries" means countries in North America.

         "Disclosure Schedules" means the Disclosure Schedules dated the date of this Agreement relating to this Agreement, as amended from time to time in accordance with this Agreement.

         "Employee Plans" means each "employee benefit plan" as defined in
Section 3(3) of ERISA which is or has been entered into, maintained, administered or contributed to by LM Canada or any of its Affiliates and which provides benefits to employees of the Business or their dependents.

         "Employment Standards Act" means the Employment Standards Act of 1990 (Ontario) in force as of the date hereof.

         "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any third Person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Substances at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws, or (iii) otherwise relating to obligations or liabilities under any Environmental Laws.

         "Environmental Laws" means any and all past, present or future federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, orders, permits, codes, or injunctions, which (i) impose liability for or standards of conduct concerning the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Substances including, The Resource Conservation and Recovery Act of 1976, as amended, The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, The Superfund Amendment and Reauthorization Act of 1984, as amended, The Toxic Substances Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, to the extent it relates to the handling of and exposure to hazardous or toxic materials or similar substances, any other so-called "Superfund" or "Superlien" law and analogous Ontario and Canadian federal and provincial laws including, but not limited to, the Canadian Environmental Protection Act, the Hazardous Products Act of Canada, the Environmental Protection Act of Ontario, and the Ontario Water Resources Act, as any of the foregoing may have been amended or supplemented from time to time, or (ii) otherwise relate to the protection of human health or the environment.

         "Environmental Liabilities" means all liabilities to the extent arising in connection with or in any way relating to the Business or LM Canada's or any of its Affiliates' use or ownership of the Transferred Assets or Licensed Intellectual Property, whether vested or unvested, contingent or fixed, actual or potential, which arise under or relate to Environmental Laws including, without limitation, (i) Remedial Actions, (ii) personal injury, wrongful death, economic loss or property damage claims, (iii) claims for natural resource damages, (iv) violations or (v) any Damages with respect thereto. Notwithstanding the foregoing, Environmental Liabilities shall not include any increased liabilities resulting from or arising out of a use of a facility constituting Transferred Assets other than the use of the facility prior to and as of the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Assets" means any and all assets of LM Canada except Transferred Assets.

         "Excluded Liabilities" means any and all liabilities of LM Canada other than Assumed Liabilities including, without limitation, any liabilities or Damages arising or related to or in connection with the operation of the Business prior to the Closing Date not constituting an Assumed Liability; (ii) liabilities or Damages related to warranty or products liability claims for products delivered prior to the Closing Date; (iii) those liabilities or Damages with respect to which LM Canada has agreed to indemnify ISC pursuant to Section 11.02(b)(iii), (iv) and (v); and (iv) any Environmental Liabilities or Environmental Claims related to or arising from activities, occurrences or omissions occurring prior to the Closing.

         "Financial Statements" means the (i) Pro Forma Unaudited Balance Sheets of the Business as of December 31, 1999 and August 31, 2000, and (ii) Unaudited Pro Forma Income

Statement of the Business for the year ended December 31, 1999 and the eight months ended August 31, 2000, including in each case all notes thereto, all as set forth in Attachment VIII to this Agreement.

         "GAAP" means United States generally accepted accounting principles consistently applied as in effect on the date of the Agreement.

         "Governmental Authority" means any foreign, domestic, federal, provincial, state, regional, municipal or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

         "Hazardous Substances" means any substance or material that is on the date hereof prohibited, controlled or regulated by any Governmental Authority including, without limitation, any contaminant, pollutant, dangerous substance, toxic substance, designated substance, controlled product hazardous waste, subject waste, hazardous material, dangerous goods or petroleum, its derivatives, by-products or other hydrocarbons, all as defined in or pursuant to any Environmental Laws.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Intellectual Property" means all patents, copyrights, technology, know-how, processes, trade secrets, inventions, proprietary data, formulae, research and development data and computer software programs; all trademarks, trade names, service marks and service names; all registrations, applications, recordings, licenses and common-law rights relating thereto, all rights to sue at law or in equity for any infringement or other impairment thereto, including the right to recover past damages and to receive all proceeds and damages therefrom, and all rights to obtain renewals, continuations, divisions or other extensions of legal protections pertaining thereto; and all other United States, state and foreign intellectual property owned by LM Canada on the Closing Date.

         "Inventory" means all items of inventory notwithstanding how classified in the financial records of LM Canada, including all raw materials, work-in-process and finished goods, together with costs accumulated under all Contracts in progress.

         "Licensed Intellectual Property" is listed on Attachment VII.

         "Lien" means, with respect to any asset, any mortgage, lien, claim, pledge, charge, security interest or other encumbrance of any kind in respect of such asset.

         "Lockheed Martin" means Lockheed Martin Corporation, a Maryland corporation and the parent of LM Canada.

         "Material Adverse Effect" means with respect to a Person, entity or the Business, a material adverse effect on the assets, properties, business, operations, financial condition or results of operations of such Person or entity and its Subsidiaries or the Business taken as a whole.

         "PBA" means the Pension Benefits Act (Ontario) and comparable legislation of other applicable jurisdictions.

         "Permitted Liens" means any of the following:

                  (i) Liens for Taxes that (x) are not yet due or delinquent or (y) are being contested in good faith by appropriate proceedings (provided that LM Canada agrees to fully and forever indemnify and defend ISC for any claims relating to such Liens);

                  (ii) statutory Liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens arising in the ordinary course of business with respect to amounts not yet overdue for a period of 60 days or amounts being contested in good faith by appropriate proceedings (provided that LM Canada agrees to fully and forever indemnify and defend ISC for any claims relating to such Liens);

                  (iii) easements, rights of way, restrictions and other similar charges or encumbrances on real property interests, that, individually or in the aggregate, do not materially interfere with the ordinary course of operation of the Business or the use of any such real property for its current uses;

                  (iv) leases or subleases granted to others that do not materially interfere with the ordinary conduct of the Business;

                  (v) Liens in favor of Bell Mobility arising pursuant to the transactions contemplated by the Partnership Agreement and the Product Purchase Agreement;

                  (vi) rights and licenses granted to others in Intellectual Property, as disclosed on the Disclosure Schedules;

                  (vii) Liens, title defects, encumbrances, easements and restrictions, invalidities of leasehold interests (collectively, "Encumbrances") that have not had, and could not reasonably be expected to result in a liability, individually or in the aggregate, in excess of $50,000; and

                  (viii) Encumbrances disclosed in the Disclosure Schedules.

         "Person" means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, limited liability partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Registered Pension Plan" means any pension plan which is a registered pension plan for purposes of the Income Tax Act (Canada) or is subject to the PBA, which is or has been entered into, maintained, administered or contributed to by LM Canada or its Affiliates and which provides benefits to employees of the Business or their beneficiaries.

         "Remedial Action(s)" means the investigation, clean-up or remediation of contamination or environmental damage caused by, related to or arising from the generation, use, handling, treatment, storage, transportation, disposal, discharge, release, or emission of Hazardous Substances, including, without limitation, investigations, response, removal and remedial actions under the Environmental Laws.

         "Representatives" means with respect to any Person each of its officers, partners, members, advisors, attorneys, accountants, employees or agents.

         "Sublease Assignment" means the sublease for the facility in the form contemplated in Attachment IV to this Agreement, as amended from time to time.

         "Subsidiary" as it relates to any Person, shall mean with respect to any Person, any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person, either directly or through or together with any other Subsidiary of such Person, owns more than 50% of the voting power in the election of directors or their equivalents, other than as affected by events of default.

         "Tax Authority" shall mean a foreign or United States federal, state or local Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax, as the context requires.

         "Tax Returns" means all returns (including information returns), declarations, reports, estimates and statements regarding Taxes, required to be filed with any Tax Authority.

         "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority.

         "Transaction Documents" means this Agreement, the Assignment and Assumption Agreement, the ANF Assignment Agreement, the Registration Rights Agreement, the Limited Noncompetition Agreement, the Technical Services Agreement, the Sublease Assignment and any exhibits or attachments to any of the foregoing, as the same may be amended from time to time.

         "Transferred Assets" means those assets listed on Schedule A.

(b) "To the knowledge," "known by" or "known" (and any similar phrase) means (i) with respect to LM Canada, to the actual knowledge of any of the President, Chief Financial Officer of LM Canada or the principal manager of the Business, and shall be deemed to include a representation that such person has reviewed the subject matter of the applicable representation or warranty with individuals within LM Canada that are knowledgeable about such subject matter, and (ii) with respect to ISC, to the actual knowledge of the President or Chief Financial Officer of ISC, and shall be deemed to include a representation that such person has reviewed the subject matter of the applicable representation or warranty with individuals within ISC that are knowledgeable about such subject matter.

(c) Each of the following terms is defined in the Section set forth opposite such term:

             Term                                                      Section
             ----                                                      -------

         Active Employee..................................................D.01

         Agreement....................................................Preamble

         Business.....................................................Preamble

         Closing..........................................................2.03

         Common Stock..................................................2.02(b)

         ISC..........................................................Preamble

         Contingent Payments...........................................2.02(b)

         Controlled Group.................................................B.18

         Disputed Items................................................2.02(c)

         Encumbrances.....................................................   A

         GST Legislation..................................................B.25

         Indemnified Claim...............................................11.03

         Indemnified Party...............................................11.03

         Indemnifying Party..............................................11.03

         Insurance Liabilities............................................6.03

         Leased Real Property.............................................B.07

         LM Canada....................................................Preamble

         Lockheed Martin..................................................   A

         Proceedings......................................................   A

         Prohibited transaction.......................................... B.16

         Purchase Price................................................2.02(a)

         Reportable Events................................................B.16

         Revenue Thresholds............................................2.02(b)

         Surviving Representations or Covenants..........................11.01

         Third Party Claim...............................................11.03

         Transferred Employees............................................D.01

                                                                      EXHIBIT B

                   REPRESENTATIONS AND WARRANTIES OF LM CANADA

         LM Canada hereby represents and warrants to ISC and Parent, that:

         B.01 Corporate Existence and Power. LM Canada is a corporation duly incorporated, validly existing and in good standing under the laws of Canada, and has all corporate powers required to carry on the Business as now conducted, LM Canada is duly qualified to do business in the Providence of Ontario, which is the only jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary to carry on the Business as now conducted and has all governmental licenses, authorizations, consents and approvals necessary to carry on the Business as now conducted, except where the failure to be so qualified or have any such license, authorization consent or approval does not have a Material Adverse Effect on the Business.

         B.02 Corporate Authorization. The execution, delivery and performance by LM Canada of each of the Transaction Documents to which it is a party and the consummation by LM Canada of the Contemplated Transactions are within LM Canada's corporate powers and have been duly authorized by all necessary corporate action on its part. Each of the Transaction Documents to which LM Canada is a party constitutes or, in the case of Transaction Documents to be delivered at Closing, will constitute at Closing a legal, valid and binding agreement of LM Canada, enforceable against it in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         B.03 Governmental Authorization. The execution, delivery and performance by LM Canada of the Transaction Documents to which it is a party require no action by or in respect of, or consent or approval of, or filing with, any Governmental Authority other than:



                    (i) compliance with any applicable requirements of the HSR Act;

                    (ii) compliance with any applicable requirements of the Competition Act (Canada) and the Investment Canada Act; and

                    (iii) actions, consents, approvals or filings set forth in
                  Schedule B.03 or otherwise expressly referred to in this Agreement, including, without limitation, the consent of the Solicitor General.

         B.04 Non-Contravention. Except as set forth in Schedule B.04, assuming compliance with the matters referred to in Section B.03, the execution, delivery and performance by LM Canada of the Transaction Documents do not and will not
(A) contravene or conflict with the charter or bylaws of LM Canada, (B) contravene or conflict with or constitute a violation of any provisions of any Applicable Law binding upon LM Canada that is applicable to the Business, or (C) constitute a default in any material respect under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit relating to the Business to which LM Canada is entitled under, any Contract binding upon LM Canada by which any of the Transferred Assets is or may be bound or any license, franchise, permit or similar authorization held by LM Canada relating exclusively to the Business.

         B.05 Financial Statements. The Financial Statements present fairly in all material respects the financial position and results of operations of the Business, on a pro forma basis, at the dates and for the periods set forth therein, in conformity with GAAP, except where noted, reported as of December 31, 1999 and August 31, 2000 (as the case may be), its financial position for inclusion in the consolidated financial statements of LM Canada. The Financial Statements are consistent with the books and records of the Business, which books and records are true, correct and complete in all material respects. No assets are reflected in the August 31, 2000 Financial Statements which do not constitute Transferred Assets other than assets sold in the ordinary course of business other than to Affiliates of LM Canada after August 31, 2000.


         B.06 Absence of Certain Changes. Except for matters that would be permitted in accordance with Section 5.01 if they occurred after the date of this Agreement or as set forth in Schedule B.06, from August 31, 2000, to the date of this Agreement, there has not been:


         (a) any event or occurrence that has had or is reasonably likely to have a Material Adverse Effect on the Business, other than those resulting from changes, whether actual or prospective, in general conditions applicable to the industries in which the Business is involved or general economic conditions;

         (b) any material damage, destruction or other casualty loss affecting the Business or any material assets that would constitute Transferred Assets or Licensed Intellectual Property if owned, held or used by LM Canada on the Closing Date;

         (c) other than this Agreement, any transaction or commitment made, or any Contract entered into, by LM Canada relating to any assets that would constitute Transferred Assets or Licensed Intellectual Property if owned, held or used by LM Canada on the date on which the transactions contemplated by
Section 2.01 are consummated (including the acquisition or disposition of any assets) or any termination, cancellation or material amendment of any Contract or other right relating to any assets that would constitute Transferred Assets or Licensed Intellectual Property if owned, held or used by LM Canada on the date on which the transactions contemplated by Section 2.01 are consummated, other than transactions and commitments in the ordinary course of business and those contemplated by this Agreement;

         (d) any sale, encumbrance or other disposition, other than as contemplated by this Agreement, of more than an aggregate of $50,000 of assets (other than the sale of Inventory in the ordinary course of business) that would constitute Transferred Assets or Licensed Intellectual Property if owned, held or used by LM Canada on the date on which the transactions contemplated by
Section 2.01 are consummated; and

         (e) incurrence or assumption of any indebtedness (whether directly or by way of guarantee or otherwise) for borrowed money with respect to the Business or any of the Transferred Assets or Licensed Intellectual Property;

         (f) forgiveness of any debt or claim;

         (g) change in the rate or terms of compensation (including termination and severance pay) payable or to become payable to any of the Transferred Employees, or increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, program or arrangement made to, for or with any such Transferred Employee;

         (h) change of any business policies, customs or practices of the Business, including advertising, licensing, investment, marketing, pricing, credit, the collection of receivables, the payment of payables, purchasing, production, personnel, sales, returns, budget, research and development and product acquisition policies;

         (i) commencement, acceleration, cessation or curtailment of any research and development efforts relating to the Business, other than in the ordinary course of business, consistent with past practices;

         (j) failure to pay trade payables of the Business in the ordinary course of business or any other action which has materially and adversely affected, or is reasonably likely to materially and adversely affect, the relationship with any customers, suppliers, licensors or licensees or employees of the Business;

         (k) inducement by LM Canada or any of its Affiliates of any employee, agent or consultant of the Business to leave or terminate his or her employment or engagement or the taking of any other action by LM Canada or any of its Affiliates which has had, or is reasonably likely to have, a materially adverse affect on the relation of any key employee, consultant or agent with the Business;

         (l) take any action which if taken after the date hereof will be prohibited by Section 5.01; and

         (m) authorization, recommendation or announcement of an intention to do any of the foregoing, or entry into any contract, agreement, commitment or arrangement to do any of the foregoing.

         B.07  Sufficiency of and Title to the Transferred Assets.

         (a) Except as set forth in Schedule B.07(a), the Transferred Assets and the Licensed Intellectual Property, constitute, and on the Closing Date will constitute, all of the assets and services that are necessary for ISC to operate the Business in substantially the same manner as such operations have heretofore been conducted. All of the Transferred Assets are in reasonable operating condition in accordance with industry practice (subject to normal wear and tear) and as such are adequate and sufficient to conduct the Business as presently conducted. LM Canada does not know of (i) any of the Transferred Assets which require substantial repair or replacement, (ii) any manufacturer, supplier or servicer of any Transferred Asset which has terminated its operations or suffered a significant adverse change in its condition or (iii) any other facts or circumstances which is reasonably likely to have a material and adverse affect on the ability of ISC to obtain repair or replacement products, parts or services with respect to any of the Transferred Assets after the Closing. All of the tangible Transferred Assets are situated in the Province of Ontario.

         (b) Except as set forth in Schedule B.07(b), subject to the receipt of any consents or approvals of any other Person, upon consummation of the Contemplated Transactions, ISC will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Transferred Assets and Licensed Intellectual Property that are necessary for ISC to operate the Business in substantially the same manner as operations have heretofore been conducted, free and clear of all Liens, except for Permitted Liens.

         (c) LM Canada does not own any real property that is included in the Transferred Assets.

         (d) Schedule B.07(d) includes a true and complete list of all agreements (together with any amendments thereof a "Lease") pursuant to which the Business will lease, sublease or otherwise occupy (whether as tenant, subtenant or other occupancy arrangement) after Closing any real property used in, or relating to, the Business (collectively, the "Leased Real Property"). Schedule B.07(d) sets forth (i) the address of each parcel of Leased Real Property and (ii) the owner of the leasehold, subleasehold or occupancy interest for each Leased Real Property. LM Canada has been in peaceable possession of the Leased Real Property since the commencement of the original term of such Lease, and has performed all obligations required to be performed by it to date under such Leases. The Leased Real Property is in a sufficient condition to permit the continued operations of the Business thereat. Except as disclosed on Schedule B.07(d), to the knowledge of LM Canada, none of the Leased Real Property is subject to any easements, rights of way, licenses, grants, building or use restrictions or other impediments which materially and adversely affect the value of the Leased Real Property to the Business or which otherwise interfere with or impair the operation of the Business as presently conducted thereat. Neither LM Canada nor, to the knowledge of LM Canada, any other party to a Lease, is in default in any material respect of any obligation thereunder. LM Canada has delivered to ISC accurate, correct and complete copies of each Lease.

         B.08 No Undisclosed Liabilities. All of the Assumed Liabilities are listed on Schedule B.

         B.09 Litigation. Except as set forth in Schedule B.09 or specifically referred to and described in the Financial Statements (excluding any broad reference to classes of claims which contain no specificity regarding the actual claims made in such broad class), there is no action, suit, investigation or proceeding pending against, or to the knowledge of LM Canada, threatened against or affecting, the Business or any Transferred Asset or Licensed Intellectual Property before any court, arbitrator or any Governmental Authority or any arbitrator, and, to the knowledge of LM Canada, there is no reasonably valid basis for any such action, suit investigation or proceeding to be brought. Schedule B.09 contains a true and accurate summary description of all such actions, suits, investigations and proceedings listed thereon. None of the Business, the Transferred Assets, the Licensed Intellectual Property and LM Canada (but in the case of LM Canada, only to the extent it is related to any of the foregoing) is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitrator. No present or former employee of the Business has made nor, to the knowledge of LM Canada, is entitled to assert, any claim against LM Canada or the Business by virtue of any patent or latent employment-related health defect.

         B.10  Material Contracts.

         (a) Schedule B.10 lists each of the Contracts.

         (b) Except as otherwise disclosed in Schedule B.10, each Contract disclosed in Schedule B.10 is part of the Transferred Assets and is a legal, valid and binding obligation of LM Canada enforceable against LM Canada and, to the knowledge of LM Canada, enforceable against the other parties thereto, in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity), and LM Canada is not in default in any material respect and has not failed to perform any material obligation thereunder, and, to the knowledge of LM Canada, there does not exist any event, condition or omission which would constitute a material breach or default (whether by lapse of time or notice or both) by any other Person.

         B.11 Licenses and Permits. LM Canada has all of the licenses, franchises, permits and other similar authorizations ("Permits") affecting, or relating in any way to, the Business listed on Schedule B.11. Except as set forth on Schedule B.11 no other Permits are required by law to be obtained by LM Canada to permit the conduct of the Business in substantially the same manner as the Business heretofore has been conducted.

         B.12 Finders' Fees. Except for Venture First of Melbourne, Inc., whose fees will be paid by LM Canada, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of LM Canada who might be entitled to any fee or commission from LM Canada, ISC, Parent or any of their Affiliates upon consummation of the Contemplated Transactions.

         B.13 Environmental Compliance. Except as disclosed in Schedule B.13 or as reserved against or specifically referred to and described in the Financial Statements, the Business is in compliance with all applicable Environmental Laws, and has obtained all material permits, licenses and other authorizations that are required under applicable Environmental Laws. Except as set forth in Schedule B.13 (i) the Business is compliance in all material respects with the terms and conditions under which the permits, licenses and other authorizations referenced in the preceding sentence were issued or granted; (ii) LM Canada or its Affiliates hold all permits required by Environmental Laws that are appropriate to conduct the Business as presently conducted in all material respects and to operate the Transferred Assets in all material respects as they are presently operated;
(iii) no suspension, cancellation or termination of any permit referred to in clause (ii) is pending or threatened; (iv) LM Canada has not received written notice of any material Environmental Claim relating to or affecting the Business or the Transferred Assets, there is no such threatened Environmental Claim; and, the grounds for any such Environmental Claim or Environmental Liability currently exists and (v) LM Canada, in connection with the Business or the Transferred Assets, has not entered into, agreed in writing to or become subject to any judgment, decree, order or other similar requirement of any Governmental Authority under any Environmental Laws. Schedule B.13 sets forth all environmental audits and similar reports in the possession of LM Canada with respect to the Leased Real Property and each parcel of real property at which the Business has previously been conducted, and true, correct and complete copies of all such audits have been provided to ISC.

         B.14 Compliance with Laws. Except as set forth in Schedule B.14, the operation of the Business and condition of the Transferred Assets do not violate or infringe in any material respect any Applicable Law or any order, writ, injunction or decree of any Governmental Authority. Neither LM Canada nor any of its officers, agents, employees, distributors, licensees or any other person acting on its behalf has (i) made any unlawful political contributions related to the Business, (ii) made any payment or provided services in connection with the Business which were not legal to make or provide, (iii) received any payments, services or gratuities in connection with the Business which were not legal to receive, (iv) had any transactions or payments with respect to the Business which were not recorded in the Business's accounting books and records,
(v) has had any off-book bank or cash accounts or "slush funds" related to the Business or (vi) made any illegal payments to obtain or retain business in connection with to the Business.

         B.15 Intellectual Property. Schedule B.15 sets forth a list and brief description of all trademarks, patents, trade names, copyrights and licenses of Intellectual Property which, in any case, are (i) utilized in the operation of the Business or (ii) binding upon the Business or any of the Transferred Assets. Except as set forth on Schedule B.15, all items listed on Schedule B.15 constitute Transferred Assets. With respect to Intellectual Property that constitutes a Transferred Asset or Licensed Intellectual Property (collectively "Business Intellectual Property"), except as set forth in Schedule B.15:

         (a) LM Canada owns all right, title and interest in the Business Intellectual Property, other than the Licensed Intellectual Property, without limitations or restrictions of any kind other than Permitted Liens;

         (b) the use of the Business Intellectual Property by LM Canada in connection with the operation of the Business as heretofore conducted does not conflict with, infringe upon or violate the intellectual property rights of any other Persons, LM Canada has not given or received any notice of any pending conflict with, or infringement of the rights of others with respect to any Business Intellectual Property, and no claim is pending, or, to the knowledge of LM Canada, threatened, which involves any Business Intellectual Property;

         (c) the Business Intellectual Property constitutes all of the Intellectual Property used by the Business and necessary for the continued operation of the Business in substantially the same manner as its operations have heretofore been conducted; and

         (d) upon the consummation of the Closing hereunder, upon receipt of the consent from the Solicitor General to the ANF Assignment Agreement, (i) ISC will be vested with all of LM Canada's rights, title and interest in, and LM Canada's rights and authority to use in connection with the Business, all of the Intellectual Property that constitutes part of the Transferred Assets or Licensed Intellectual Property and (ii) such Intellectual Property hereunder will collectively constitute all such rights and interests in Intellectual Property which are necessary for the continued operation of the Business as a whole in substantially the same manner as its operations have heretofore been conducted.

         (e) to the knowledge of LM Canada, no application, patent or registration relating to Business Intellectual Property has lapsed, expired or been abandoned or canceled or is subject to cancellation or other adversarial proceeding, all pending applications are in good standing, and there is no interference, opposition or cancellation proceedings pending, or to the knowledge of LM Canada, threatened, with respect to any of the Business Intellectual Property;

         (f) the Business is not subject to any license or agreement relating to, and does not pay or receive, any royalty from anyone on account of, any of the Business Intellectual Property;

         (g) all licenses set forth on Schedule B.15 are valid and binding obligations of LM Canada and, to the knowledge of LM Canada, are enforceable against the parties thereto in accordance with their respective terms;

         (h) to the knowledge of LM Canada, no Person is infringing on or violating the Business Intellectual Property;

         (i) all employees, agents, consultants and contractors who have contributed to or participated in the conception and development of any of the Business Intellectual Property owned by LM Canada have executed nondisclosure agreements and either (i) have been or are party to a written agreement with LM Canada that has accorded LM Canada full, effective, exclusive and original ownership of all Intellectual Property or (ii) have executed appropriate instruments of assignment in favor of LM Canada as assignees that have conveyed to LM Canada full, effective and exclusive ownership of such Intellectual Property; and

         (j) pursuant to the License Agreement, dated July 13, 1999, between LM Canada and Her Majesty the Queen in Right of Canada, as represented by the Minister of the Department of the Solicitor General of Canada (the "License Agreement"), LM Canada has the right to file any patent applications in the United States, Canada or anywhere else, which cover any aspect of the technology licensed in said License Agreement, wherein LM Canada becomes the owner of any such patent applications and any resulting issued patents, including any continuations, continuations-in-part, divisionals, reissues, and reexaminations relating thereto. Such right to file patent applications and be the owner of such patent applications and any resulting issued patents may be wholly assigned and transferred to any assignee or other successor to the License Agreement.

         B.16  Taxes.

         (a) Except as set forth in Schedule B.16, LM Canada has exercised reasonable care in the preparation of, and has duly and timely filed, all applicable material Tax Returns with respect to all Taxes required to be filed prior to the date hereof and, as of the Closing Date will have exercised reasonable care in the preparation of, and will have timely filed, all applicable Tax Returns with respect to Taxes required to have been filed prior to the Closing Date, except where the failure to exercise reasonable care or to file such Tax Returns could not reasonably be expected to have a Material Adverse Effect on the Business. Except as set forth in Schedule B.16, all Taxes shown on the Tax Returns or pursuant to any declarations or assessments received by LM Canada and each of its Affiliates (including estimated Taxes, have been duly and timely paid, except when the failure to make payment could not reasonably be expected to have a Material Adverse Effect on the Business, and no such Taxes have created a Lien (other than a Permitted Lien) against or impair the ability to transfer the Transferred Assets to ISC free and clear of any Lien (other than a Permitted Lien) in accordance with the terms of this Agreement. Except as set forth in Schedule B.16, to the knowledge of LM Canada, all such Tax Returns are true, correct and complete in all material respects, except where the failure to be true, correct and complete could not reasonably be expected to have a Material Adverse Effect on the Business. Except as set forth in Schedule B.16, there exists no Tax deficiency or unpaid Tax assessed by any Governmental Authority against LM Canada, except where such deficiency or assessment could not reasonably be expected to have a Material Adverse Effect on the Business.

         (b) As of the date of this Agreement, Schedule B.16 contains a list of all states and other jurisdictions where LM Canada or its Affiliates have filed Tax Returns during the past three years with respect to Transferred Assets or Licensed Intellectual Property.

         (c) LM Canada has paid or made arrangements for the payment of all Taxes which are capable of forming or resulting in a lien on the Transferred Assets. To LM Canada's knowledge, there are no claims, actions, proceedings or investigations either in progress, pending or threatened in connection with any Taxes in respect of the Transferred Assets.

         (d) LM Canada has paid or made arrangements for the payment of all Taxes which are capable of forming or resulting in a Lien on the Transferred Assets. To LM Canada's knowledge, there are no claims, actions, proceedings or investigations either in progress, pending or threatened in connection with any Taxes in respect of the Transferred Assets.

         B.17 Insurance. Schedule B.17 contains a correct and complete list of all material policies of insurance held by LM Canada that are in effect on the date of this Agreement and that are applicable to the Business. None of the insurance carriers listed in Schedule B.17 are related to or affiliated with LM Canada and LM Canada has not received notice or any other indication from any insurer or agent of any intent to cancel or not to renew any of the insurance policies listed in Schedule B.17, except for cancellations or failures to renew that will occur as a result of the Closing.

         B.18  Employee Benefit Matters.

         (a) To the knowledge of LM Canada, Schedule B.18 lists each Employee Plan, Registered Pension Plan and material Benefit Arrangement which covers Transferred Employees and each collective bargaining agreement covering Transferred Employees.

         (b) Except as set forth in Schedule B.18, with respect to the Business:

                    (i) no Employee Plan or Benefit Arrangement is a Registered Pension Plan;

                    (ii) all Registered Pension Plans which are required to be funded are fully funded on a going concern basis and solvency basis in accordance with generally accepted actuarial principles and the actuarial methods and assumptions contained in the most recent actuarial report for the plan;

                    (iii) as of the Closing Date, none of the Employee Plans has unfunded benefit liabilities, as defined in Section 4001(a)(16) of ERISA, no accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred with respect to any Employee Plan, whether or not waived, and neither LM Canada nor any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o)) has any liability (1) for any lien imposed under Section 302(f) of ERISA or Section 412(n) of the Code, (2) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Code, (3) for any excise tax imposed by Section 4971 of the Code, (4) for any minimum funding contributions under Section 302(c)(11) of ERISA or Section 412(c)(11) of the Code, or (5) to provide security pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code;

                    (iv) no changes have occurred or are expected to occur (other than general economic or financial market changes) that would materially affect the actuarial reports or funding, investment or financial information provided to ISC with respect to any Employee Plan which is subject to the Title IV of ERISA or any Registered Pension Plan;

                    (v) none of the Employee Plans provides for any unpredictable contingent event benefit (as that term is defined in Section 302(d)(7)(B) of ERISA or Section 412(1)(7)(B) of the Code).

                    (vi) neither LM Canada, nor any member of its Controlled Group nor any of their officers or directors, has amended, modified or changed any Employee Plan, Benefit Arrangement or Registered Pension Plan or taken any action directly or indirectly which obligates LM Canada or any member of its

                  Controlled Group to institute or modify or change any Employee Plan, Benefit Arrangement or Registered Pension Plan, any actuarial or other assumptions used to calculate funding obligations with respect to any of the Employee Plans or Registered Pension Plans, or the manner in which contributions to any of the Employee Plans, Benefit Arrangements or Registered Pension Plans are made or the basis on which such contributions are determined;

                    (vii) there have been no withdrawals of, or applications made to withdraw, surplus from any Registered Pension Plan, and all withdrawals and transfers of assets and contribution holidays respecting any Registered Pension Plan, have been undertaken and completed in accordance with the relevant terms of each plan and all Applicable Laws;

                    (viii) there has been no partial or full wind-up of any Registered Pension Plan and no event has occurred which would entitle any person to partially or fully wind-up, or require the partial or full winding-up of, any Registered Pension Plan, or which could adversely affect the tax status of any Registered Pension Plan;

                    (ix) neither LM Canada nor any member of its Controlled Group has contributed to or incurred any liability to a multi-employer plan, as defined in Section 3(37) of ERISA or under the PBA (including, but not limited to, any liability in connection with any partial or complete withdrawal from such plan occurring on or before the Closing Date or as a result of the Contemplated Transactions);

                    (x) none of LM Canada nor any member of its Controlled Group has incurred any unsatisfied liability under Title IV of ERISA, none of the Employee Plans which are subject to Title IV of ERISA has been completely or partially terminated; and none has been the subject of a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder (including by reason of the Contemplated Transaction);

                    (xi) no proceeding by the Pension Benefit Guaranty Corporation to terminate any employee plan maintained or contributed to by LM Canada or any member of its Controlled Group pursuant to Subtitle C of Title IV of ERISA has been instituted or threatened , there is no pending or threatened legal action, proceeding or investigation against or involving any such plan and there is no basis for any such legal action, proceeding or investigation;

                    (xii) to the knowledge of LM Canada, no fiduciary of any Employee Plan, Benefit Arrangement or Registered Pension Plan has committed any breach of fiduciary liability imposed by ERISA or any other Applicable Law or engaged in a nonexempt "prohibited transaction" (as that term is defined in Section 4975 of the Code and Section 406 of ERISA) or any other transaction in violation of any other Applicable Law which could subject ISC to any penalty tax imposed by Section 4975 of the Code, any liability under Section 502(i) or 502(l) of ERISA, or any other tax penalty or liability under any other Applicable Law (including, but not limited to, liability to any Employee Plan, Benefit Arrangement, Registered Pension Plan, any current or former employee of LM Canada or any member of its Controlled Group or to any other person) whether such liability is in the nature of legal damages or equitable relief (including, but not limited to, rescission, imposition of a constructive trust, or reformation of any Employee Plan, Benefit Arrangement or Registered Pension Plan);

                    (xiii) all obligations required to be performed (including, but not limited to, obligations to make contributions or pay premiums) by LM Canada or any member of its Controlled Group under Applicable Law or under the terms of any Employee Plan, Benefit Arrangement, Registered Pension Plan or collective bargaining agreement as of the Closing Date have been or will have been performed as of such date.

                    (xiv) each Employee Plan, Benefit Arrangement and Registered Pension Plan has been established and administered in all material respects in accordance with its terms and in compliance with Applicable Law;

                    (xv) there are no actions, claims or investigations pending or, to the knowledge of LM Canada, threatened against any Employee Plan, Benefit Arrangement, Registered Pension Plan or any administrator, fiduciary or sponsor thereof with respect to the Business, other than claims for benefit arising in the normal course of operation of such Employee Plan, Benefit Arrangement or Registered Pension Plan;

                    (xvi)    each Employee Plan intended to qualify under
                  Section 401 of the Code has received a determination letter from the Internal Revenue Service that it is so qualified and each Employee Plan intended to qualify under the Income Tax Act (Canada) so qualifies and to the knowledge of LM Canada, no event has occurred with respect to any such Employee Plan which could cause the loss of such qualification or exemption;

                    (xvii) LM Canada does not maintain or provide any retiree medical or health benefits or plans for any of its employees, including any of the Transferred Employees;

                    (xviii)  as a result of the consummation of the Contemplated
                  Transactions, no payment will be made under any Employee Plan, Benefit Arrangement or Registered Pension Plan that could reasonably be expected to result in an "excess parachute payment" within the meaning of Section 280G of the Code;

                    (xix) LM Canada is not a party to or bound by any oral or written contract or commitment for employment or retainer of any individual, including, but not limited to, any contract or commitment with directors, officers, employees, independent contractors or agents, other than for contracts of indefinite hire terminable by LM Canada without cause on reasonable notice;

                    (xx) LM Canada is not a party to or bound by any oral or written contract or commitment providing severance, termination or similar payments; and

                    (xxi) LM Canada is not a party to or bound by contract with or commitment to any trade union, council of trade unions, employee bargaining agent, or affiliated bargaining agent (collectively called "labor representatives") and LM Canada has not conducted negotiations with respect to any such future contracts or commitments; no labor representatives hold bargaining rights with respect to any employees of LM Canada, including the Transferred Employees; there are no current or, to LM Canada's knowledge, threatened attempts to organize or establish any trade union or employee association with respect to LM Canada; and there is no work stoppage or other concerted action, grievance or dispute existing or to LM Canada's knowledge threatened against LM Canada; and

                    (xxii) with respect to each Employee Plan, Benefit Agreement and Registered Pension Plan listed in Schedule B.18, LM Canada has made available to ISC the most recent copy (where applicable) of (1) the plan document, (2) any summary plan description or other similar summary, (3) the most recent annual reports filed on Internal Revenue Service Form 5500 or 5500C/R (including all applicable schedules thereto), (4) actuarial reports, (5) the most recent periodic accounting of related plan assets, and (6) all related trust agreements, annuity contracts, insurance contracts or other funding arrangement and with respect to each Employee Plan, Benefit Arrangement and Registered Pension Plan listed on Schedule B.18.

         B.19 Inventory. Except as disclosed on Schedule B.19, the inventories of the Business reflected in the Financial Statements, or acquired by LM Canada after the date thereof and prior to the Closing, and which constitute part of the Transferred Assets are of a quality useable or saleable in the ordinary course of business (ordinary wear and tear excepted).

         B.20 Products and Warranty Liability. Except as set forth on Schedule B.20, there is no action, suit, written (or to LM Canada's knowledge, oral) inquiry, proceeding or investigation by or before any Governmental Authority pending or, to the knowledge of LM Canada, threatened, against or involving the Business relating to any product alleged to have been processed, manufactured, serviced or sold in connection with the Business and alleged to have been defective, or improperly processed, manufactured or serviced (a "Warranty Claim") which could, individually or in the aggregate, have a Material Adverse Effect, nor, to the knowledge of LM Canada, are there any existing facts or circumstances which make it reasonably probable that a Warranty Claim could be asserted, which, if so asserted, would be reasonably likely to result in a Material Adverse Effect.

         B.21 Customers and Vendors. Since January 1, 2000, (a) no material customer or vendor of the Business has terminated or changed significantly its relationship with the Business or has threatened to do so, (b) to the knowledge of LM Canada, LM Canada has not done anything to adversely affect the relationship of the Business with any of its material customers or vendors and (c) to the knowledge of the LM Canada, no such customer or vendor has suffered a significant adverse change in its condition (financial or otherwise). To the knowledge of LM Canada, the consummation of the transactions contemplated by this Agreement will not materially adversely affect the relationship of the Business with any of its material customers or vendors.

         B.22 Investor Representations. LM Canada will accept the Shares for its own account and not for any other Person and for investment purposes only and without any view to distribute, resell or otherwise transfer the same, other than in compliance with applicable securities laws. LM Canada has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment contemplated to be made hereunder and that they have sufficient financial strength to hold the same as an investment and to bear the economic risks of such investment (including possible loss of such investment) for an indefinite period of time. LM Canada acknowledges that it is fully informed that the Shares that are being sold hereunder are being sold pursuant to a private offering exemption of the Securities Act, and are not being registered under the Securities Act or under the securities or blue sky laws of any state or foreign jurisdiction; that such securities must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or unless an exemption from registration is available thereunder; and that Parent, except as expressly provided in this Agreement or the Registration Rights Agreement, has no obligation to register such securities. LM Canada has such knowledge and experience in financial and business matters so as to be capable of evaluating the risks and merits of this investment, that all of Parent's filings with the SEC under the Exchange Act, as amended since January 1, 2000 (the "ISCO Public Filings"), have been made available or delivered to them; that they have had an opportunity to ask questions of and receive answers from Parent and to obtain additional information, to the extent that Parent possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in such public documents and records. LM Canada acknowledges, that except as disclosed in the ISCO Public Filings, neither Parent nor ISC has made any representation or warranty as to Parent's prospects, financial or otherwise.

         B.23 Vendor Resident of Canada. LM Canada is not a non-resident of Canada under the Income Tax Act (Canada).

         B.24 Goods and Services Tax. LM Canada is registered for the purposes of Part IX of the Excise Tax Act (Canada) (the "GST Legislation").

         B.25 Competition Act. LM Canada, together with its Affiliates, does not have assets in Canada, or gross revenues from sales in, from or into Canada, that exceed Cdn. $400,000,000 in aggregate value as determined in accordance with the Notifiable Transaction Regulations promulgated under the Competition Act (Canada).

                                                                       EXHIBIT C

                REPRESENTATIONS AND WARRANTIES OF ISC AND PARENT

         ISC and Parent hereby represent and warrant to LM Canada that:

         C.01 Corporate Existence and Power. Each of ISC and Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as contemplated to be conducted in connection with the Contemplated Transactions, except where the failure to have such licenses, authorizations, consents and approvals has not had and may not reasonably be expected to have, a Material Adverse Effect. As of the Closing Date, ISC and Parent will be duly qualified to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities (after giving effect to the Contemplated Transactions) make such qualification necessary to carry on its business, except for those jurisdictions where failure to be so qualified has not had, and may not reasonably be expected to have, a Material Adverse Effect.

         C.02 Corporate Authorization. The execution, delivery and performance by ISC and Parent of the Transaction Documents and the consummation by ISC and Parent of the Contemplated Transactions are within the respective corporate powers of ISC and Parent, as the case may be, and have been (or, prior to the Closing, will have been) duly authorized by all necessary corporate action on the part of ISC and Parent. Each of the Transaction Documents to which ISC or Parent is party constitutes a legal, valid and binding agreement of ISC or Parent as applicable, enforceable against ISC or Parent as applicable in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         C.03 Governmental Authorization. The execution, delivery and performance by ISC and Parent of the Transaction Documents to which it is a party require no action by or in respect of, or consent or approval of, or filing with, any Governmental Authority other than:

                    (i) compliance with any applicable requirements of the HSR Act;

                    (ii) compliance with any applicable requirements of the Competition Act (Canada) and the Investment Canada Act and Securities Act (Ontario); and

                    (iii) actions, consents, approvals or filings set forth in
                  Schedule C.03 or otherwise expressly referred to in this Agreement.

         C.04 Non-Contravention. Except as set forth in Schedule C.04, assuming compliance with the matters referred to in Section C.03, the execution, delivery and performance by ISC and Parent of the Transaction Documents do not and will not (A) contravene or conflict with the charter or bylaws of ISC and Parent, as applicable, (B) contravene or conflict with or constitute a violation of any provisions of any Applicable Law binding upon ISC or Parent, or (C) constitute a default in any material respect under or give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which ISC or Parent is entitled.

         C.05 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of ISC Parent who might be entitled to any fee or commission from LM Canada, ISC Parent (or any of their Affiliates) upon consummation of the Contemplated Transactions.

         C.06 Litigation. Except as set forth in Schedule C.06, there is no action, suit, investigation or proceeding pending against, or to the knowledge of ISC and Parent, threatened against or affecting, ISC or Parent before any court, arbitrator or any Governmental Authority, that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Contemplated Transactions, and, to the knowledge of ISC and Parent, there is no reasonably valid basis for any such action, suit investigation or proceeding to be brought. Schedule C.06 contains a true and accurate summary description of all such actions, suits, investigations and proceedings listed thereon.

         C.07 Inspections. Each of ISC and Parent is an informed and sophisticated participant in the Contemplated Transactions, and has engaged expert advisors, experienced in evaluation and purchase of enterprises such as the Business. ISC and Parent have undertaken an investigation, been provided with, evaluated and has relied upon certain documents and information to assist ISC and Parent in making an informed and intelligent decision with respect to the execution of the Transaction Documents. ISC and Parent will undertake prior to Closing such further investigation and request such additional documents and information as it deems necessary. No investigation referred to in this Section
C.07 shall serve to waive or otherwise modify of affect and representation of warranty made by LM Canada pursuant to the Agreement or in connection therewith. ISC agrees that it shall accept the Transferred Assets and the Assumed Liabilities without reliance upon any implied representations or warranties of any nature, made by or on behalf of or imputed to LM Canada, except as expressly set forth in the Transaction Documents.

         C.08 Permits. As of Closing, except as set forth in Schedule C.08, ISC will have all licenses, franchises, permits and other similar authorizations necessary for the conduct of the Business, except where the failure to have any such license, franchise, permit or other similar authorization could not reasonably be expected to have a Material Adverse Effect on the Business, or where such failure stems from the inaccuracy of the information provided in Section B.11.

         C.09 Authorized and Outstanding Shares of Capital Stock. As of October 27, 2000, and at Closing, the authorized capital stock of Parent consists or will consist of 250,000,000 shares of common stock and 300,000 shares of preferred stock. As of October 27, 2000, 41,766,978 shares of Parent's common stock are issued and outstanding, (ii) no shares of Parent's common stock are issued and held in the treasury of Parent and (iii) 67,431,894 shares of Parent's common stock are reserved for issuance upon exercise of options, warrants, convertible securities or any other right to acquire shares of common stock. There are no shares of preferred stock outstanding or reserved for issuance upon exercise or conversion of options. Schedule C.09 sets forth a true and complete list of all issued capital stock, options, warrants or other rights to acquire any capital stock or other equity security of Parent. All of such issued and outstanding shares of Parent's common stock are validly issued, fully paid and non-assessable. The common stock to be issued upon Closing will be, when so issued, duly authorized, validly issued and outstanding and fully paid and non-assessable. These shares of common stock are not and shall not be subject to any preemptive rights.

         C.10 SEC Filings. Parent has heretofore delivered to LM Canada Parent's Form 10-K for the year ended December 31, 1999 ("10-K") and each and every filing or communication with the United States Securities and Exchange Commission ("SEC") since the date thereof or otherwise modifying such 10-K. As of its date, except for any information corrected or superseded by subsequent filings with the SEC, such reports did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of Parent and its subsidiaries, and the certified notes thereto included in the 10-K have been prepared in accordance with GAAP and present fairly the consolidated financial position of Parent and its subsidiaries as of the date thereof and the results of their consolidated operations and changes in consolidated financial position for the periods then ended. The unaudited consolidated financial statements included in Parent's 2000 quarterly reports filed on Form 10-Q ("10-Q") comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements are fairly presented in conformity with generally accepted accounting principles (except as permitted by Form 10-Q) applied on a basis substantially consistent with that of the audited financial statements included in the 10-K, subject to normal year-end adjustments. Except as and to the extent reflected or reserved against in the balance sheet included in the 10-K or 10-Qs, in the notes thereto or as covered by valid and collectible insurance or other collectible claim for reimbursement, except as set forth in a Schedule referred to in this Agreement or in a press release issued by Parent since the filing of the most recent 10-Q, there has been no material adverse change in the business, properties or financial condition of Parent or its subsidiaries which is materially adverse to Parent or its subsidiaries taken as a whole.

                                                                       EXHIBIT D

                     EMPLOYEES AND EMPLOYEE BENEFIT MATTERS

         D.01 Definitions. "Active Employee" shall mean those individuals, listed on Schedule D.01, who are actively employed, as of the Closing Date, by LM Canada in connection with the Business excluding employees on long-term disability, including those employees who are temporarily absent from employment due to illness, vacation, authorized leave of absence, military service or lay-off with recall rights with respect to the Business as of the Closing Date. The "Transferred Employees" of the Business are those individuals indicated on Schedule D.01.

         D.02  Employment Matters.

         (a) Offer of Employment. ISC will offer employment, effective from the Closing Date, to all Active Employees on terms and conditions of employment including salary, incentive compensation, benefits, positions and responsibilities which are in the aggregate no less favorable than those presently paid to Active Employees. ISC shall recognize the service of Active Employees up to the Closing Date for all purposes as if such service had occurred with ISC. LM Canada will co-operate with ISC in giving notice to Active Employees of all matters referred to in this section D.02(a) as is considered reasonable in the circumstances by ISC.

         (b) Wages and Benefits. LM Canada shall be responsible for all wages, vacation or pay in lieu thereof, and sick leave, pensions, source deductions and other remuneration benefits for all Active Employees accruing up to the Closing Date. ISC shall be responsible, conditional on the Closing for all such benefits of the Transferred Employees accruing on or after the Closing Date and all vacation of such Transferred Employees accruing on or after the Closing Date.

         (c) Active Employees Refusing Offer. LM Canada shall be liable for the payment of all legal obligations relating to the termination of employment of any Active Employee who does not accept ISC's offer of employment ("Refusing Employee"). LM Canada's liability shall extend to all amounts required either by statute or at common law to be paid to all Refusing Employees including pay in lieu of notice, termination pay, severance pay, vacation pay and all other outstanding amounts. The termination of any Refusing Employee shall be effective on the later of the day that the Refusing Employee leaves his employment or the Closing Date.

         (d) Employees Accepting Offer. ISC shall be liable for the payment of all legal obligations relating to the termination of employment after the Closing Date of any Active Employee who accepts ISC's offer of employment ("Accepting Employee"). The extent of the liability of ISC with respect to the Accepting Employees shall be the same as that of LM Canada with respect to the Refusing Employees described in section D.02(c).

         (e) Employee Lists. Before and on the Closing Date, LM Canada shall provide ISC with an updated employee list containing any information referred to in this Exhibit D.

         (f) Deductions and Withholding. Prior to the Closing Date, LM Canada will make all deductions required by law or by contract to be made from the wages or salaries of Active

Employees and will remit the amounts deducted and all related employer contributions required to the authorities or entities entitled to receive payment of such amounts.

         (g) LM Canada shall pay out all accrued vacation pay due and owing to the Active Employees as of the Closing Date. ISC shall not assume any responsibility for any vacation pay accrued on behalf of any Active Employee prior to the Closing Date.

         D.03 Employment Term Sheets. ISC will provide LM Canada with a copy of each Active Employee's term sheet describing the terms and conditions in ISC's offer of employment to such Active Employee. Schedule D.03 includes a draft of the form of offer letter to be sent to each Transferred Employee.

         D.04 No Third Party Beneficiaries. No provision of this Exhibit D or any other provision in the Transaction Documents shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of LM Canada or of any of its Affiliates in respect of continued employment (or resumption of employment) with LM Canada or ISC, or any of their Affiliates, and no provision of this Exhibit D shall create any such rights in any such individuals in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement, or any plan or arrangement which may be established by ISC or any of its Affiliates. Subject to Applicable Law, unless otherwise provided herein, no provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate, either before or after Closing, any such Employee Plan or Benefit Arrangement of ISC or any of its Affiliates.

                                                                    ATTACHMENT I


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement (this "Agreement") is made as of the __ day of _________, 2000, by and between Lockheed Martin Canada Inc., a Canadian corporation ("Transferor"), and Illinois Superconductor Canada Corporation, a Canadian corporation ("Transferee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Transferor, and Transferee have entered into a Transaction Agreement dated as of November 1, 2000 (the "Transaction Agreement"), pursuant to which, among other things, Transferor has agreed to sell, transfer and assign and Transferee has agreed to accept and assume certain assets and liabilities of the Transferor principally relating to its Business; and

     WHEREAS, Transferor and Transferee desire to enter into this Agreement to effect certain transactions referred to in and contemplated by the Transaction Agreement;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions. Capitalized terms used in this Agreement but not defined herein shall have the meanings given to them in the Transaction Agreement.


                                   ARTICLE II

                               TRANSFERRED ASSETS

     Section 2.01. Transfer of Assets. Effective at 11:59 p.m. (eastern standard time) on the date hereof, upon the terms and subject to the conditions set forth in this Agreement and the Transaction Agreement, Transferor hereby sells, transfers, conveys, assigns and delivers to Transferee, and Transferee receives, acquires and accepts from Transferor, free and clear of all Liens other than Permitted Liens, all of Transferor's right, title and interest in and to the Transferred Assets. Effective at 11:59 p.m. (eastern standard time) on the date hereof, upon the terms and subject to the conditions set forth in this Agreement and the Transaction Agreement. Effective at such time, Transferee accepts all risk of loss with respect to the Transferred Assets, other than those relating to the gross negligence or willful misconduct of Transferor.

     Section 2.02. Assignment of Contracts and Rights.

            (a) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Transferred Asset or any claim, right or benefit thereunder if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Transferee or Transferor thereunder.

            (b) With respect to any Contract or any claim, right or benefit arising thereunder or resulting therefrom, promptly after the date hereof, to the extent necessary and reasonably requested by Transferee, the parties hereto will use reasonable commercial efforts to obtain the written consent of the other parties to any such Contract for the assignment thereof to Transferee, or written confirmation from such parties reasonably satisfactory in form and substance to Transferee and Transferor confirming that such consent is not required.

            (c) If such consent, waiver or confirmation is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the claims, benefits or rights of the Transferor or Transferee thereunder, or Transferor would not in fact receive all such claims, rights or benefits, as among the parties hereto, Transferee will obtain, at no additional cost to it, through Transferor a subcontracting arrangement or otherwise, and subject to Applicable Law and the terms of such Contract, all the claims, rights and benefits of Transferor thereunder and, to the extent possible, assume the obligations under such Contracts in accordance with this Agreement, and Transferor will enforce for the benefit of Transferee, with Transferee assuming Transferor's obligations, any and all claims, rights and benefits of Transferor against a third party thereto arising from any such Contract (including the right to elect to terminate such Contract in accordance with the terms thereof upon the request of Transferee).

            (d) Transferor will promptly pay to Transferee, when received, all monies received by Transferor under any Transferred Asset or any claim, right or benefit arising thereunder not transferred as a result of the provision of this Section 2.02.


                                  ARTICLE III

                               ASSUMED LIABILITIES


     Section 3.01. Assumption of Liabilities. Effective at 11:59 p.m. (eastern standard time) on the date hereof, upon the terms and subject to the conditions of this Agreement and the Transaction Agreement, Transferee assumes and agrees to pay, perform, discharge and/or satisfy, in accordance with their respective terms, the obligations of Transferor accruing from and after 11:59 p.m. (eastern standard time) on the date hereof under or with respect to the Assumed Liabilities. Except as specifically set forth above, Transferee shall not assume or otherwise be liable in respect of any debt, claim, obligation or other liability of Lockheed Martin or any of its

Affiliates whatsoever. Furthermore, Transferee shall not be liable for any claim, right or action relating to any default, breach or violation of any Contract occurring prior to the effective time of the assumption specified herein.


                                   ARTICLE IV

                            SURVIVAL; INDEMNIFICATION

     Section 4.01. Survival; Indemnification. Transferor and Transferee agree as to matters of survival and indemnification as set forth in Article XI of the Transaction Agreement.


                                    ARTICLE V

                                  MISCELLANEOUS


     Section 5.01. Construction. As used in this Agreement, the plural shall include the singular and the singular shall include the plural. With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

     Section 5.02. Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party has received a counterpart hereof signed by the other party hereto.

     Section 5.03. Captions. The captions used in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     Section 5.04. Severability. Any provision of this Agreement that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement. To the extent any provision of this Agreement is determined to be prohibited or unenforceable Transferor and Transferee agree to use reasonable commercial efforts to substitute one or more valid, legal and enforceable provisions that, insofar as practicable, implement the purposes and intent of the prohibited or unenforceable provision.

     Section 5.05. Governing Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Delaware (without regard to the choice of law provisions thereof).

     IN WITNESS WHEREOF, the parties hereto here caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        LOCKHEED MARTIN CANADA INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        ILLINOIS SUPERCONDUCTOR CANADA
                                        CORPORATION


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                   ATTACHMENT II

                              ASSIGNMENT AGREEMENT


This Assignment Agreement ("Agreement") is made and entered into as of the ____ day of _________, 2000,



BY AND BETWEEN                  LOCKHEED MARTIN CANADA INC. a company
                                incorporated under the laws of Canada having its office at 3001 Solandt Road, in the City of Kanata, in the Province of Ontario (hereinafter referred to as the "Assignor"); and

AND ILLINOIS SUPERCONDUCTOR CANADA CORPORATION, a company incorporated under the laws of Canada, having its office in the City of Toronto, in the Province of Ontario (hereinafter referred to as the "Assignee")

                                (Collectively referred to as the "Parties").

In consideration of the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each of them, the Parties hereto agree as follows:

1. The Assignor does hereby assign and transfer to the Assignee absolutely all of its rights and obligations under, and interest in, the License Agreement for the Adaptive Notch Filter (the "License") entered into with Her Majesty the Queen in Right of Canada, as represented by the Minister of the Department of the Solicitor General of Canada, dated July 13, 1999, as amended on September 14, 2000, which is attached hereto and made a part of this Agreement.

2.   The Assignee hereby agrees with the Assignor:

     (i) that it accepts all the terms and conditions of the License and that it shall abide by and perform the covenants and obligations to be performed by the Assignor under the License; and

     (ii) that it shall indemnify and save harmless the Assignor from any claim, action, damages, loss, cost or expense arising out of or in respect of the License or the Assignee's performance or failure to perform such covenants and obligations.

3. This Agreement shall be governed by and construed in accordance with the laws of Ontario and any suit or action hereunder, except as otherwise set forth herein, shall be brought in said jurisdiction. The courts of Ontario shall have non-exclusive jurisdiction in respect of any action for injunctive relief.

     IN WITNESS WHEREOF the Parties hereto have executed this Agreement by its authorized representative on the dates noted below with effect to the date first set forth above.



Lockheed Martin Canada Inc.                             Illinois Superconductor Canada   Corporation
--------------------------------------------            --------------------------------------------
(Name of Assignor)                                      (Name of Assignee)


--------------------------------------------            --------------------------------------------
(Signature)                                             (Signature)

Name: Felix Montanaro                                   Name:
                                                              --------------------------------------

Title: Vice President Legal Affairs & Contracts         Title:
                                                               -------------------------------------

Date:                                                   Date:
      --------------------------------------                  --------------------------------------




                                                                          2 OF 2

                                                                  ATTACHMENT III

                        LIMITED NONCOMPETITION AGREEMENT

     This Limited Noncompetition Agreement between LOCKHEED MARTIN CANADA INC., a Canadian corporation ("Seller"), LOCKHEED MARTIN CORPORATION, a Maryland corporation ("Lockheed Martin"), ILLINOIS SUPERCONDUCTOR CANADA CORPORATION, a Canadian corporation ("Buyer") and ILLINOIS SUPERCONDUCTOR CORPORATION, a Delaware corporation ("Parent"), is dated as of ___________, 2000, with reference to the following:

                                    RECITALS:

     WHEREAS, Seller, Buyer and Parent have entered into a Transaction Agreement dated as of November 1, 2000 (the "Transaction Agreement"); and

     WHEREAS, the Transaction Agreement contemplates that the business and assets of Seller's Adaptive Notch Filter business will be sold to Buyer upon the terms and subject to the conditions of the Transaction Agreement; and

     WHEREAS, Sections 10.02(b) and 10.03(c) of the Transaction Agreement provide that the obligations of Seller and Buyer to consummate the Closing are subject, among other things, to the satisfaction (or waiver) of certain enumerated conditions, one of which is that Seller, Lockheed Martin, Parent and Buyer shall have executed and delivered this Limited Noncompetition Agreement;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties contained herein, Seller, Lockheed Martin and Buyer agree as follows:

     1. Capitalized terms used but not defined in this Limited Noncompetition Agreement shall have the meanings ascribed to them in the Transaction Agreement.

     2. Subject to the other provisions of this Limited Noncompetition Agreement and the transactions contemplated by the Transaction Agreement, for a period of two (2) years commencing as of the Closing Date, neither Lockheed Martin nor any of its Subsidiaries shall engage in the Competing Business (as defined on Attachment A hereto). In addition, subject to the other provisions of this Limited Noncompetition Agreement and the transactions contemplated by the Transaction Agreement, for a period of two (2) years from the Closing Date, neither Lockheed Martin nor any of its Subsidiaries shall solicit, induce or attempt to solicit or induce any customer, supplier, licensee or other business relation of the Buyer or Parent which was a customer, supplier, licensee or other business relation of LM Canada in respect of the Adaptive Notch Filter Business prior to the date hereof to cease doing business with Buyer or Parent in respect of the Adaptive Notch Filter Business.

     3. The provisions of Paragraph 2 shall prohibit the acquisition by Lockheed Martin and its Subsidiaries of all or any part of a business or Person (whether through the acquisition of assets, securities or other ownership interests, the effecting of a merger, consolidation, share exchange, business combination, reorganization or recapitalization or other similar transaction) (the "Acquired Business") that is engaged in a Competing Business except in accordance with paragraph 3. Notwithstanding the foregoing, Lockheed Martin and its Subsidiaries may make any acquisition (i) that is approved in writing by Parent or (ii) where the Competing Business conducted by the Acquired Business represents less than 35% of the revenues of the Acquired Business for its most recently completed fiscal year (or if such Acquired Business has not been in existence for a full fiscal year, the period from the date of the Acquired Business' commencement to the calendar month most recently ended prior to such acquisition for which financial statements are available), provided Lockheed Martin complies with the procedures set forth below in this paragraph 3. In the event of an acquisition contemplated by (ii) above (a "Disqualifying Acquisition"), Lockheed Martin shall, or shall cause its Subsidiary to, offer to sell and assign its interest in the portion of the Acquired Business that is engaged in the Competing Business (and associated liabilities) obtained and assumed, directly or indirectly, in the Disqualifying Acquisition (the "Disqualified Business") for cash to Buyer promptly after the consummation of the Disqualifying Acquisition at the fair market value of such Disqualified Business (and associated liabilities) with the benefit of substantially similar representations, warranties and indemnification provisions as given or made in the Disqualifying Acquisition. Representatives of Lockheed Martin and Buyer shall meet within 15 days of the date such offer is made and attempt mutually to determine in good faith such fair market value. If Buyer and Lockheed Martin are unable to determine a mutually acceptable fair market value within 20 days after their initial meeting, Buyer and Lockheed Martin shall mutually engage (and share equally in the fees and expenses of) an investment banking firm to determine within 20 days of such firm's engagement the fair market value of the Disqualified Business (and associated liabilities), which determination shall be binding upon Buyer and Lockheed Martin for purposes of such offer to sell the Disqualified Business to Buyer as contemplated herein. Lockheed Martin shall not be obligated to keep its offer to Buyer open for more than 45 days after final determination of the fair market value of the Disqualified Business (and the associated liabilities). In the event Buyer does not close on the sale of the Disqualified Business within 90 days of Buyer's acceptance of such offer or Buyer does not accept the offer within 45 days after final determination of such fair market value, Lockheed Martin and its Subsidiaries shall be permitted to keep and operate, or divest, such Disqualified Business (and associated liabilities) in Lockheed Martin's sole discretion. If Lockheed Martin or its Subsidiaries elects to keep and operate such Disqualified Business in accordance with the preceding sentence, then the restrictions of Paragraph 2 shall not apply to the Disqualified Business.

     4.   The prohibitions of Paragraph 2 shall not apply to:

          (a) businesses operated and managed by Lockheed Martin or its Subsidiaries on behalf of the U.S. Government or a Governmental Authority; or

          (b) Acquired Businesses where the acquisition is not prohibited under Paragraph 3; or

          (c) the acquisition by Lockheed Martin or its Subsidiaries of not greater than 10% of the voting securities of any Person engaged in a Competing Business; or

          (d) the acquisition by Lockheed Martin or its Subsidiaries of any non-voting securities of any Person engaged in a Competing Business; so long as it is not actively involved in the management of such Person; or

          (e) any product delivered under or work performed for any Governmental Authority, including, without limitation, classified compartmented programs or tasks requiring special access; or

          (f) the acquisition by Lockheed Martin or its Subsidiaries of any interest in any Person that was formed for, or is engaged in, the commercial exploitation of Intellectual Property (other than Business Intellectual Property) owned or developed by Lockheed Martin or its Subsidiaries.

     5. Notwithstanding the provisions of Paragraph 2, nothing in this Limited Noncompetition Agreement shall prevent Lockheed Martin and its Subsidiaries from:

     (a) continuing to engage directly or indirectly and without impediment in any business, including but not limited to the unrestricted sale of existing products or services or new products or services related to that business, conducted directly or indirectly by Lockheed Martin or any of its Affiliates as of Closing (other than business conducted by Seller's Adaptive Notch Filter business as of Closing), any such business being hereinafter referred to as an "Existing Business"; or

     (b) entering into any business and thereafter engaging without impediment in such line of business, including but not limited to the unrestricted sale of products or services related to that business, where Lockheed Martin can demonstrate that, as of the Closing, Lockheed Martin or any of its Affiliates or any business element thereof (excluding Seller's Adaptive Notch Filter business as of Closing) was considering entering such business, any such business being hereinafter referred to as a "Planned Business"; or

     (c) entering into any business and thereafter engaging directly or indirectly and without impediment in such business, including but not limited to the (1) unrestricted sale of existing products or services or new products or services related to that business, including the sale of products or services to the same or new customers and (2) the performance of services for a customer related to that business, where such services are reasonably related to either or both an Existing Business or a Planned Business; or

     (d) the sale by Lockheed Martin or its Subsidiaries (including, without limitation, any Acquired Business) of systems or platforms (collectively, "Systems") designed, manufactured, assembled, integrated, or upgraded by Lockheed Martin or its Subsidiaries (which Systems may themselves by subsystems, subparts or components of larger Systems), where the System designed, manufactured, assembled, integrated or upgraded by Lockheed Martin or its Subsidiaries includes as one or more subsystems, components, subcomponents or other parts of the System, products sold by (i) Buyer or (ii) third-party sources other than Buyer, shall be deemed not to be engaging in the Competing Business and, therefore, not prohibited under Paragraph 2.

     6. Seller and LM Canada acknowledge and agree that the agreements set forth herein are in partial consideration for the Purchase Price, and that the terms of this Agreement are reasonable and necessary to protect certain of the Transferred Assets being acquired by Buyer and to prevent any unfair advantage from being conferred upon a Competing Business.

     7. Lockheed Martin acknowledges that in the event of a breach by Lockheed Martin or its Subsidiaries of the covenants contained in this Limited Noncompetition Agreement, money damages could be an inadequate remedy. Accordingly, without prejudice to the rights of Buyer also to seek such damages or other remedies available to it, Buyer may seek injunctive or other equitable relief in any proceeding that Buyer may bring to enforce the covenants contained in this Limited Noncompetition Agreement. No waiver of any breach of the covenants contained in this Limited Noncompetition Agreement shall be implied from forbearance or failure of Buyer to take action in respect thereof.

     8. The parties agree that, if any provision of this Limited Noncompetition Agreement should be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted herefrom with respect, and only with respect, to the operation of such provision in the particular jurisdiction in which such adjudication was made. To the extent any such provisions may be valid and enforceable in such jurisdiction by limitations on the scope of the activities, geographical area or time period covered, the parties agree that such provision instead shall be deemed limited to the extent, and only to the extent, necessary to make such provision enforceable to the fullest extent permissible under the laws and public policies in such jurisdiction.

     9. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

if to Lockheed Martin and its Subsidiaries:

                      Lockheed Martin Corporation
                      Legal Department
                      6801 Rockledge Drive
                      Bethesda, MD  20817
                      Attention: Frank H. Menaker, Esq.
                      Telecopy:  (301) 897-6587

with copies (which
shall not constitute
notice) to:

                      Lockheed Martin Canada Inc.
                      3001 Solandt Road
                      Kanata, Ontario
                      Canada K2K 2M8
                      Attention: Michael Dunn
                                 Vice President, Finance and Financial Officer
                      Telecopy:  (613) 599-3503
                                       and

                      King & Spalding
                      1730 Pennsylvania Avenue, N.W.
                      Washington, D.C.  20006-4706
                      Attention: David A. Gibbons, Esq.
                      Telecopy:  (202) 626-2939

if to Buyer:

                      Illinois Superconductor Corporation
                      451 Kingston Court
                      Mount Prospect, IL  60056
                      Attention: Chief Financial Officer
                      Telecopy:  (847) 391-5015

                                       and

                      Illinois Superconductor Corporation
                      c/o Elliott Associates
                      712 Fifth Avenue
                      New York, NY  10019
                      Attention: Mark Brodsky
                      Telecopy:  (212) 974-2092

with a copy (which
shall not constitute
notice) to:

                      Sonnenschein Nath & Rosenthal
                      8000 Sears Tower
                      Chicago, IL  60606
                      Attention: Andrew L. Weil, Esq.
                      Telecopy:  (312) 876-7934

or to such other address or telecopy number and with such other copies, as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Paragraph 9 and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal or delivery at the address specified in this Paragraph 9.

     10. Any provision of this Limited Noncompetition Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Lockheed Martin and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under this Limited Noncompetition Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     11. The provisions of this Limited Noncompetition Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Limited Noncompetition Agreement without the consent of Lockheed Martin, in the case of Buyer, or Buyer, in the case of Lockheed Martin and its Subsidiaries.

     12. As used in this Limited Noncompetition Agreement, any reference to the plural shall include the singular, and the singular shall include the plural. With regard to each and every term and condition of this Limited Noncompetition Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Limited Noncompetition Agreement.

     13. This Limited Noncompetition Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements, understanding and negotiations, both written and oral, between the parties with respect to the subject matter thereof.

     14. This Limited Noncompetition Agreement shall be construed in accordance with and governed by the laws of the State of Maryland.

     15. The parties each acknowledge that all terms and conditions in this Limited Noncompetition Agreement have been the subject of active and complete negotiation between the parties and represent the agreement of the parties based upon all relevant considerations. The parties agree that the terms and conditions of this Limited Noncompetition Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation.

     16. This Limited Noncompetition Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Limited Noncompetition Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Limited Noncompetition Agreement as of the date first set forth above.

                                        LOCKHEED MARTIN CORPORATION



                                        ____________________________________
                                        By: ________________________________
                                            ________________________________



                                        LOCKHEED MARTIN CANADA INC.



                                        ____________________________________
                                        By: ________________________________
                                            ________________________________



                                        ILLINOIS SUPERCONDUCTOR
                                        CANADA CORPORATION



                                        ____________________________________
                                        By: ________________________________
                                            ________________________________



                                        ILLINOIS SUPERCONDUCTOR CORPORATION



                                        ____________________________________
                                        By: ________________________________
                                            ________________________________

                ATTACHMENT A TO LIMITED NONCOMPETITION AGREEMENT


     The term "Competing Business" shall mean any business which designs, manufactures, sells, services or provides after-service support of a terrestrial based, intelligent interference analysis and suppression product for the digital wireless telecommunications industry based on an analog adaptive notch filter approach which monitors and minimizes or removes the impact of narrow band interference on spread spectrum wireless systems and devices.

                                                                   ATTACHMENT IV


                             ASSIGNMENT OF SUBLEASE

     The undersigned, Lockheed Martin Corporation ("Assignor"), for good and valuable consideration hereby assigns to Illinois Superconductor Canada Corporation, a Canadian corporation, ("Assignee") all of its right title and interest under that certain Sublease dated the 6th day of July, 1999 by and between Lockheed Martin Canada Inc. as Subtenant and Assignor and Paul Revere Life Insurance Company, as Sublandlord, covering approximately 6,555 square feet of space in 25 Sheppard Avenue West, Suite 1200, City of North York, Ontario and Assignee assumes all of the obligations and rights under the aforesaid Sublease on the part of Sublandlord and Subtenant, from and after the effective date of this Assignment.

     Assignee hereby assumes and agrees to perform all the covenants, conditions, and obligations set forth in the Sublease from and after the date hereof and to indemnify the Assignor against all liabilities, costs and obligations which result from Assignee's breach of any of the terms, conditions or obligations under the Sublease.

     Assignor hereby assigns all of its right title and interest in and to the Sublease to Assignee from and after the date hereof and to indemnify the Assignee from all liabilities, costs and obligations which result from Assignor's breach of any of the terms, conditions or obligations under the Sublease prior to the date hereof.

     [MUTUALLY SATISFACTORY ESTOPPEL CERTIFICATE LANGUAGE TO BE PROVIDED PRIOR TO CLOSING]

     Notwithstanding the above, in the event of any material breach of the Sublease or Lease by the Assignee, including the Assignee's failure to pay rent, then upon receipt of written notice to Assignee, from the Sublandlord or Landlord that, (i) Assignee has failed to cure such breach as required under the Sublease or Lease and is therefore in default, and (ii) Sublandlord or Landlord will, unless such breach is properly cured, either terminate the Sublease or Lease or order Assignee to vacate the premises, Assignee shall provide a copy of such notice to Assignor, and Assignor shall have ten (10) business days after the receipt of such notice to notify Assignee of its desire to retake possession of the leased space.

     In the event Assignor provides such notification, the Assignee agrees, within twenty (20) business days after receiving such notice, to vacate the leased space and to surrender all right, title and interest in the Sublease to Assignor. Such surrender shall include the Sublease and the term and estate thereby granted, together with all leased space, alterations, installations, additions and improvements in and to the leased space for the intent and purpose that all right, title and interest of Assignee to the leased space shall be wholly extinguished, but shall not include any personal property of the Assignee located in the Premises.

     The Assignee further warrants that it shall surrender the leased space to Assignor in the condition that the space is required to be maintained by the Subtenant under the Sublease.

     This Assignment shall be effective upon Landlord's receipt of a fully executed original of this agreement and a fully executed consent to assign.

It shall be the responsibility of Assignee to pay the reasonable costs of Landlord to provide its consent hereto but in no event shall Assignee pay in excess of $1,000.00.

     Intending to be legally bound hereby, the parties have set their hands and seals hereto as of the ____ day of _____________, 2000.




                                      ASSIGNOR:
                                      ---------
                                      Lockheed Martin Canada Inc.


______________________________               By:________________________________
Attest                                    Name:
                                          Title:


                                      ASSIGNEE:
                                      ---------
                                      Illinois Superconductor Canada Corporation


______________________________               By:________________________________
Attest                                    Name:
                                          Title:


CONSENTED TO THIS ____ DAY OF _________________, 2000
Paul Revere Life Insurance Company


By:___________________________
Name:
Title:

                                                                    ATTACHMENT V

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made and entered into as of ________, 2000, by and among ILLINOIS SUPERCONDUCTOR CANADA CORPORATION (the "COMPANY"), ILLINOIS SUPERCONDUCTOR CORPORATION, a Delaware corporation (the "PARENT"), and LOCKHEED MARTIN CANADA INC., a Canadian corporation ("LM CANADA").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, LM Canada, the Company and Parent have entered into a Transaction Agreement, dated as of November 1, 2000 (the "TRANSACTION AGREEMENT"), pursuant to which the Company has agreed to purchase certain assets and liabilities used primarily in relation to LM Canada's Adaptive Notch Filter Business for a Purchase Price (as defined in the Transaction Agreement), which consists of 2,500,000 shares of Parent's common stock, par value $__ per share (the "COMMON STOCK").

     WHEREAS, to induce LM Canada to enter into the Transaction Agreement, the Company has agreed to provide to LM Canada the registration rights provided herein with respect to the Registrable Securities (as defined below);

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, intending to be legally bound, the parties hereto hereby agree as follows:

                                    SECTION 1
                                   DEFINITIONS


     1.1 DEFINITIONS. As used in this Agreement, the following defined terms shall have the following meanings:

     "AFFILIATE" means, with respect to a Person, any other Person who, directly or indirectly, is in control of, is controlled by, or is under common control with such specified Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "BUSINESS" shall have the meaning set forth in the Transaction Agreement.

     "COMMISSION" means the United States Securities and Exchange Commission.

     "COMMON STOCK" has the meaning specified in the preliminary statements.

     "COMPANY" has the meaning specified in the preliminary statements.

     "DISCLOSURE VIOLATION" has the meaning specified in Section 6.1.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "LM CANADA" has the meaning specified in the preliminary statements, it being understood and agreed that LM Canada may transfer Registrable Securities to an affiliate and in connection therewith this Agreement shall be read so that LM Canada shall mean collectively LM Canada and/or its affiliates which own Registrable Securities for all purposes.

     "LOSSES" has the meaning specified in Section 6.1.

     "MANAGING UNDERWRITERS" means the investment bank or investment banks that shall serve as the lead managing underwriter or underwriters in administering an underwritten offering pursuant to which any Registrable Securities are to be sold.

     "PARENT" has the meaning specified in the preliminary statements.

     "PERSON" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "PIGGYBACK REGISTRATION" has the meaning set forth in Section 3.1.

     "PIGGYBACK REGISTRATION REQUEST" has the meaning set forth in Section 3.1.

     "PROSPECTUS" means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act) included in any Registration Statement, as the case may be, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus.

     "REGISTRABLE SECURITIES" means the Common Stock issued pursuant to the Transaction Agreement excluding shares that have been disposed of pursuant to a Registration Statement or any other effective registration statement or, all shares of Common Stock issued pursuant to the Transaction Agreement, to the extent that all of such shares can be sold by LM Canada or its affiliates (x) pursuant to Rule 144 under the Securities Act in the immediately succeeding ninety day period or (y) pursuant to Rule 144(k) under the Securities Act.

     "REGISTRATION EXPENSES" means all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and disbursements of counsel in connection with registration under state securities laws, fees of the National Association of Securities Dealers, Inc., fees of transfer agents and registrars and reasonable fees and expenses of counsel (which shall be a single law firm) for LM Canada.

     "REGISTRATION STATEMENT" means any registration statement contemplated by Sections 2.1 and 3.1, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all material incorporated by reference in such registration statement.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SELLING EXPENSES" means underwriting discounts, selling commissions, brokerage fees and expenses and transfer taxes applicable to the sale of Registrable Securities.

     "TRANSACTION AGREEMENT" has the meaning specified in the preliminary statements.

                                    SECTION 2
                                  REGISTRATION


     2.1  REGISTRATION. Subject to Sections 2.2 and 2.3, prior to the later of
(i) sixty days after the Closing Date (as defined in the Transaction Agreement) or (ii) 30 days after LM Canada delivers to Parent the Business' audited balance sheet as of September 31, 2000, and the Business' audited consolidated statements of income, stockholders' equity and cash flows for the period from the inception of the Business through September 31, 2000, Parent shall file a registration on Form S-2 or S-3 (or such other form which Parent is then eligible to use with respect to the Registrable Securities containing the minimum amount of disclosure required by the Securities Act and the rules of the Commission thereunder which, pursuant to Rule 415 of the Securities Act, covers the Registrable Securities), and shall use its commercially reasonable best efforts to cause such Registration Statement to be promptly declared effective. Subject to the provisions of this Section 2, Parent will use commercially reasonable best efforts to keep such Registration Statement in effect for a period expiring on the first annual anniversary of the date such Registration Statement becomes effective (or, if earlier, the date upon which all of the Registrable Securities registered thereunder have been sold in accordance therewith). Parent shall keep LM Canada informed of the status and progress of all filings, Commission questions and any delays and timing of the preparation, filing, extension and ultimate effectiveness of the Registration Statement.

     2.2 BLACKOUT PERIODS. If, prior to the filing or effectiveness of a Registration Statement, Parent shall furnish to LM Canada a certificate stating that the Parent has determined, based on an opinion of outside counsel and in its good faith judgment, that the sale of the Registrable Securities pursuant to the Registration Statement would require (x) disclosure of material non-public information, the current disclosure of which would, in the sole judgment of Parent, be inadvisable under the circumstances (an "INFORMATION BLACKOUT"), or
(y) filing of financial statements with the Commission in connection with a material acquisition or other event (a "FINANCIAL STATEMENT BLACKOUT"), then Parent's obligation to file a Registration Statement or use its commercially reasonable best efforts to cause such Registration Statement to become effective shall be deferred for a period not to exceed the earlier of (i) the date upon which (1) in the case of an Information Blackout such material information is disclosed to the public or (2) in the case of a Financial Statement Blackout, the date upon which such financial statements are filed with the Commission or
(ii) 90 days after Parent makes such good faith determination (the "BLACKOUT PERIOD"). Parent agrees to use such commercially reasonable efforts to minimize the length of the period during which it defers its obligation to file such Registration Statement or to cause it to become effective, provided that the obligation to use commercially reasonable efforts to minimize the length of such period shall not require Parent to make any disclosure or to take or refrain from taking any action which the board of directors of Parent believes is not in the best interest of Parent or the stockholders of Parent generally. If the Registration Statement is effective, then, upon written notice from Parent of an Information Blackout or a Financial Statement Blackout Parent may suspend sales pursuant to the Registration Statement for the applicable Blackout Period. Parent agrees to use its commercially reasonable efforts to minimize the length of the period during which it suspends sales, provided that the obligation to use commercially reasonable efforts to minimize the length of such period shall not require Parent to make any disclosure or to take or refrain from taking any action which the board of directors of Parent believes is not in the best interest of Parent or the stockholders of Parent generally.

     2.3 STOCKHOLDER'S OBLIGATIONS. Parent may require, as a precondition to its obligations pursuant to this Section 2, that LM Canada furnish Parent with such information relating to LM Canada and the Registrable Securities owned by such LM Canada as Parent deems reasonably necessary or appropriate in order to effect the registration of the Registrable Securities in accordance herewith and, LM Canada further agrees that (i) LM Canada will deliver or cause to be delivered the prospectus contained in the Registration Statement, as then in effect, to any broker effecting sales under the Registration Statement prior to the consummation of any such sale, (ii) LM Canada, upon receipt of notice of any Blackout Period will (a) keep that fact that such notice has been delivered strictly confidential, (b) promptly halt any offer, sale, trading or transfer of any of the Registrable Securities included in the applicable Registration Statement for the duration of such Blackout Period, (c) promptly halt any use, publication or dissemination or distribution of the applicable Registration Statement, each prospectus included therein, and any amendment or supplement thereto for the duration of the Blackout Period; and (iii) upon receipt of any notice from the Parent of the happening of any event as a result of which the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, LM Canada shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until receipt by LM Canada of a supplemented or amended prospectus contemplated.

                                    SECTION 3
                             PIGGYBACK REGISTRATION


     3.1 PIGGYBACK REGISTRATION. After the termination of the one-year period provided for in Section 2.1, whenever the Company proposes to file a Registration Statement for the registration of shares of Common Stock in connection with an underwritten public offering on behalf of the Company or an underwritten secondary public offering on behalf of other Persons (except with respect to registration statements on Form S-4 or Form S-8 or another form not available for registering the Registrable Securities for sale to the public) (a "PIGGYBACK REGISTRATION"), the Company shall in each case give written notice to LM Canada at least 10 days before the anticipated filing date of its intention to effect such registration. Upon the written request of LM Canada given within 5 days after receipt of such notice from the Company to register any of LM Canada's Registrable Securities (a "PIGGYBACK REGISTRATION REQUEST"), the Company shall use its reasonable best efforts to cause the Registrable Securities as to which registration has been requested to be included in the securities covered by the Registration Statement proposed to be filed by the Company.

     3.2 PRIORITY ON PIGGYBACK REGISTRATIONS. If the Managing Underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in the offering without adversely affecting the marketability of the offering, then the Company shall include in such registration (i) first, the securities, if any, the Company proposes to sell and (ii) second, all other Common Stock proposed to be included in such Piggyback Registration allocated pro rata among LM Canada and any other stockholders entitled to participate in the Piggyback Registration on the basis of the number of eligible shares of Common Stock requested to be registered by each Holder and such other stockholders.

                                    SECTION 4
                             REGISTRATION PROCEDURES


     4.1 REGISTRATION PROCEDURES. In connection with the Company's registration obligations pursuant to Sections 2 and 3, the Company shall, as expeditiously as possible as applicable:

          (a) furnish to LM Canada, prior to the filing thereof with the Commission, a copy of any Registration Statement, each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein;

          (b) notify LM Canada promptly after the Company shall receive notice of the time when the Registration Statement becomes effective or when any amendment or supplement thereto or any Prospectus forming a part of the Registration Statement has been filed;

          (c) advise LM Canada after the Company shall receive notice or otherwise obtain knowledge of the issuance of any order by the Commission suspending the effectiveness of the Registration Statement or any amendment thereto or of the initiation or threatening of any proceeding for that purpose;

          (d) furnish to LM Canada and to each underwriter such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary prospectus) and such other documents, as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

          (e) immediately notify LM Canada under such Registration Statement and each underwriter, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act and of the happening of any event as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (f) in connection with any Registration Statement, to use its reasonable best efforts to cause the Registrable Securities covered by such Registration Statement to be listed on any exchange on which the Common Stock is so listed or quoted on the Nasdaq National Market if the Common Stock is so quoted;

          (g) provide a transfer agent and registrar, which may be a single entity, for all Registrable Securities not later than the effective date of the Registration Statement;

     4.2 SELLER INFORMATION; CONDUCT. In connection with a Piggyback Registration, LM Canada shall provide to the Company such information with respect to itself and the proposed distribution of its Registrable Securities as shall be necessary to comply with the applicable federal and state securities laws. In addition, LM Canada and any of its partners, officers, directors or affiliates, if any, (i) will comply with the provisions of Regulation M under the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to any Registration Statement; (ii) will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to any Registration Statement; and (iii) will enter into such written agreements as the Company shall reasonably request to ensure compliance therewith.

                                    SECTION 5
                              REGISTRATION EXPENSES

     5.1 REGISTRATION EXPENSES. In connection with any Registration Statement to be filed pursuant to Section 2.1 or Piggyback Registration, the Company shall pay all Registration Expenses and LM Canada shall pay all Selling Expenses.

                                    SECTION 6
                        INDEMNIFICATION AND CONTRIBUTION

     6.1 INDEMNIFICATION BY THE PARENT. To the extent permitted by law, Parent will indemnify and hold harmless LM Canada and each of its directors, officers, and any person who controls LM Canada within the meaning of the Securities Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (the "LOSSES") arise out of or are based upon any of the following statements, omissions or violations (collectively a "DISCLOSURE VIOLATION") by Parent: (x) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, (y) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (z) any violation or alleged violation by Parent or each of its directors, officers, or any person who controls Parent within the meaning of the Securities Act, the Exchange Act, any other federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Parent will reimburse each LM Canada for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that, pursuant to Section 6.3, the indemnity agreement contained in this Section 6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent, nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Disclosure Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by, or on behalf of, LM Canada; and provided further, that if any claim, action, demand, loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus and if LM Canada delivered a copy of the preliminary prospectus to the Person alleging damage and failed to deliver a copy of the final prospectus to such Persons, Parent shall not be liable with respect to the claims of such Person.

     6.2 INDEMNIFICATION BY THE HOLDERS AND ANY AGENTS AND UNDERWRITERS. To the extent permitted by law, LM Canada will, if Registrable Securities are included in the securities as to which such registration qualifications or compliance is being effected, severally and not jointly, indemnify and hold harmless Parent, each of its directors, its officers and each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter and any other holder of Parent Common Stock selling securities under such Registration Statement or any of such other stockholder's partners, directors or officers or any person who controls such stockholder, against any losses, claims, damages or liabilities (joint or several) to which Parent or any such director, officer, controlling person, underwriter or other such stockholder, or partner, director, officer or controlling person of such other stockholder may become subject under the Securities Act, the Exchange Act or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Disclosure Violation, in each case to the extent (and only to the extent) that such Disclosure Violation occurs in reliance upon and in conformity with written information furnished by, or on behalf of, LM Canada to be specifically for use in connection with such registration; and LM Canada will pay as incurred any legal or other expenses reasonably incurred by Parent or any such director, officer, controlling person, underwriter or other stockholder, or partner, officer, director or controlling person of such other stockholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Disclosure Violation.

     6.3 NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties;

provided, however, that an indemnified party shall have the right to retain separate counsel mutually satisfactory to the parties, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim made without the consent of the indemnifying party; no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     6.4 CONTRIBUTION. If the indemnification provided for in this Section 6.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Disclosure Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     6.5 CUMULATIVE REMEDIES. The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

     6.6 SURVIVAL. Notwithstanding any other provision of this Agreement or the Transaction Agreement, the obligations of Parent or LM Canada shall survive completion of any offering of Parent common stock in a registration statement and the termination of this Agreement.

                                    SECTION 7
                                  MISCELLANEOUS


     7.1 TERMINATION. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (i) December 31, 2005, and (ii) the date on which all of the shares of Common Stock issued to the Holders pursuant to the Transaction Agreement cease to be Registrable Securities.

     7.2 AMENDMENTS AND WAIVERS. This Agreement may be amended, and waivers or consents may be given, only by a written document duly executed by the Company and the Holders of a majority of the principal Registrable Securities then outstanding. Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 7.2, whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such holder.

     7.3 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally, telecopied or mailed by first class, registered or certified mail, postage prepaid or sent by commercial courier guaranteeing next business day delivery, in any such case addressed as follows:

     (a)  if to the Company and/or Parent, at

          Illinois Superconductor Corporation
          451 Kingston Court
          Mount Prospect, IL 60056
          Attention: Charles Willes, Chief Financial Officer
          Telecopy: (847) 391-5015

          and

          Illinois Superconductor Corporation
          c/o Elliot Associates
          712 Fifth Avenue
          New York, NY 10019
          Attention: Mark Brodsky
          Telecopy: (212) 974-2092

          with a copy to:

          Sonnenshein Nath & Rosenthal
          8000 Sears Tower
          Chicago, IL 60606
          Attention: Andrew L. Weil, Esq.
          Telecopy: (312) 876-7934

     (b)  if to LM Canada, at

          Lockheed Martin Canada Inc.
          3001 Solandt Road
          Kanata, Ontario
          Canada K2K 2M8
          Attention: Michael Dunn
                     Vice President, Finance  and Chief Financial Officer
          Telecopy: (613) 599-3503

          with copies to:

          Lockheed Martin Corporation
          Legal Department
          6801 Rockledge Drive
          Bethesda, MD 20817
          Attention: Frank H. Menaker, Esq.
          Telecopy: (301) 897-6587

          King & Spalding
          1730 Pennsylvania Avenue, N.W.
          Washington, D.C. 20006
          Attention: David Gibbons, Esq.
          Telecopy: (202) 626-3737

     (c) if to any subsequent Holder, to such Holder at its address appearing on the stock transfer records of the Company;

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. Any such communication shall be deemed given when actually delivered to the address indicated.

     7.4 PARTIES IN INTEREST. The parties to this Agreement intend that all Holders shall be entitled to receive the benefits of this Agreement and that LM Canada shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are included in a Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities to the aforesaid extent. In the event that any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if LM Canada, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

     7.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     7.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. References herein to Sections shall be deemed to be references to Sections of this Agreement, unless otherwise noted.

     7.7 SCHEDULES AND EXHIBITS. The recitals at the forefront of the Agreement and all schedules and exhibits hereto are hereby incorporated into this Agreement and we hereby made a part hereof as if set out in full in this Agreement.

     7.8 ENTIRE AGREEMENT. This Agreement, together with the schedules and exhibits hereto, constitute the entire agreement of the parties with respect to the subject matter hereof. This Agreement, together with the schedules and exhibits hereto, supercedes all previous agreements and understandings between the parties with respect to such subject matter.

     7.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any provisions relating to conflicts of laws.

     7.10 SEVERABILITY. If one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     7.11 SURVIVAL. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of LM Canada, any director, officer or partner of such Holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder.

     IN WITNESS WHEREOF, the parties have caused the Registration Rights Agreement to be executed as of the day and year first above written.


                                        LOCKHEED MARTIN CANADA INC.



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        ILLINOIS SUPERCONDUCTOR CANADA
                                        CORPORATION



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        ILLINOIS SUPERCONDUCTOR CORPORATION



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                   ATTACHMENT VI

                           PATENT ASSIGNMENT AGREEMENT


This Assignment Agreement ("Agreement") is made and entered into as of the ____ day of _________, 2000,


BY AND BETWEEN                  LOCKHEED MARTIN CANADA INC. a company
                                incorporated under the laws of Canada having its office at 3001 Solandt Road, in the City of Kanata, in the Province of Ontario (hereinafter referred to as the "Assignor"); and

AND ILLINOIS SUPERCONDUCTOR CANADA CORPORATION, a company incorporated under the laws of Canada, having its office in the City of Toronto, in the Province of Ontario (hereinafter referred to as the "Assignee")

                                (Collectively referred to as the "Parties").

Whereas Assignor is owner of all right, title and interest to (1) International Application No. PCT/CA 00/00100 filed on February 2, 2000; (2) U.S. Patent Application Ser. No. 09/301,477 filed on April 28, 1999; (3) Canadian Patent Application Ser. No. 2,260,653 filed February 2, 1999; and (4) U.S. Provisional Application Ser. No. 60/195,387 filed on April 7, 2000 (collectively referred to as the "Patent Applications").

In consideration of the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each of them, the Parties hereto agree as follows:

1. The Assignor does hereby assign and transfer to the Assignee absolutely all of its rights, title and interest in, the Patent Applications, and any patents resulting therefrom, and all continuations, continuations-in-part, divisionals, reissues, and reexaminations relating thereto.

2.   The Assignee hereby agrees with the Assignor:

     (i) that it accepts all the terms and conditions of the Patent Applications and that it shall abide by and perform any obligations to be performed by the Assignor under the Patent Applications; and

     (ii) that it shall indemnify and save harmless the Assignor from any claim, action, damages, loss, cost or expense arising out of or in respect of the Patent Applications or the Assignee's performance or failure to perform such covenants and obligations.

3. This Agreement shall be governed by and construed in accordance with the laws of Ontario and any suit or action hereunder, except as otherwise set forth herein, shall be brought in said jurisdiction. The courts of Ontario shall have non-exclusive jurisdiction in respect of any action for injunctive relief.

4. This Assignment is being delivered pursuant to, and in accordance with that certain Transaction Agreement, dated as of November 1, 2000, by and between the Assignee, the Assignor and Illinois Superconductor Canada Corporation (the "Transaction Agreement"). To the extent there is any inconsistency between this Assignment and the Transaction Agreement, the terms of the Transaction Agreement shall be controlling.

     IN WITNESS WHEREOF the Parties hereto have executed this Agreement by its authorized representative on the dates noted below with effect to the date first set forth above.



Lockheed Martin Canada Inc.                           Illinois Superconductor Canada   Corporation
--------------------------------------------          --------------------------------------------
(Name of Assignor)                                    (Name of Assignee)


--------------------------------------------          --------------------------------------------
(Signature)                                           (Signature)

Name: Felix Montanaro                                 Name:
                                                            --------------------------------------

Title: Vice President Legal Affairs & Contracts       Title:
                                                             -------------------------------------

Date:                                                 Date:
      --------------------------------------                --------------------------------------




                                                                          2 OF 2

                                                                  ATTACHMENT VII

                         LICENSED INTELLECTUAL PROPERTY

Intellectual property covered under the following agreement:

License Agreement for the Adaptive Notch Filter entered into with Her Majesty the Queen in Right of Canada, as represented by the Minister of the Department of the Solicitor General of Canada, dated July 13, 1999.